EXHIBIT 10.3

SUBSCRIPTION AGREEMENT

Sterling Financial Corporation

111 North Wall Street

Spokane, WA 99201

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1. This Subscription Agreement (the “Agreement”) is between Sterling Financial Corporation, a Washington corporation (the “Company”), and the Investor listed on the signature page hereto and is made as of the date of the Company’s acceptance hereof (the “Acceptance Date”).

2. The Company is proposing to issue and sell to certain investors (the “Offering”) a fixed ratio of 40 to 1 shares of the Company’s common stock, no par value per share, (the “Common Stock”), at a purchase price of U.S.$0.20 per share and shares of Series D Convertible Participating Voting Preferred Stock, no par value per share and U.S.$4.60 liquidation preference per share , of the Company (the “Series D Stock” and, together with the Common Stock, the “Shares”) at a purchase price of U.S.$92.00 per share. The Shares are being offered only to persons who are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a private placement exemption from registration under the Securities Act.

4. The Company and the Investor agree that, upon the terms and subject to the conditions set forth herein, the Investor will purchase from the Company and the Company will issue and sell to the Investor, the number of Shares set forth below for the aggregate purchase price set forth below, pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex A and incorporated herein by reference as if fully set forth herein. The Shares purchased by the Investor will be delivered in certificated form, registered in the Investor’s name and address as set forth below, and will be released by the American Stock Transfer & Trust Company, LLC, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing (as defined in the Terms and Conditions for Purchase of Shares).

5. In agreeing to purchase Shares pursuant hereto, the Investor is making the representations and warranties set forth in the Terms and Conditions for Purchase of Shares, including a representation and warranty that the Investor does not own Common Stock in excess of specified levels as set forth in Section 2.03(f).

Aggregate purchase price of such shares: $

Number of shares of Common Stock to be purchased equals 8% of the aggregate purchase price divided by U.S.$0.20, rounded down to the nearest whole share

Number of shares of Series D Stock to be purchased equals 92% of the aggregate purchase price divided by U.S.$92.00, rounded down to the nearest whole share

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

[Signature Pages Follow]

Name of Investor:

By:

Print Name:

Title:

Mailing Address:

Type of Entity:

Jurisdiction of Organization:

Tax ID No.:

Contact Name:

Telephone:

Email Address:

Wire instructions to wire funds to the Investor, in the event the Escrow Agent is required to return the funds of the Investor held in escrow.

Name under which share certificates should be issued (if different from above):

Address to which share certificates should be sent (if different from Mailing Address above):

Affiliation with any other investor as described in Section 2.03(l) of the Terms and Conditions:

Current share ownership as described in Section 2.03(l) of the Terms and Conditions:

For investors in the Republic of Korea only, indicate the following:

Name of agent for service of process:

☐	I am an accredited investor and professional investor, and I make the representation described in Section 2.03(c)(5)(i)

☐	I am an accredited investor but not a professional investor, and I make the representation described in Section 2.03(c)(5)(ii)

AGREED AND ACCEPTED:

Sterling Financial Corporation, a Washington corporation

By:
Name:
Title:

INSTRUCTION SHEET FOR INVESTOR

(to be read in conjunction with the entire Agreement)

Complete the following items in the Agreement:

1. Provide the information regarding the Investor requested on the signature page to the Agreement. The Agreement must be executed by an individual authorized to bind the Investor.

2. If the Investor is purchasing Shares for more than one investor account, it may either (i) complete a separate Agreement for each such account, in which case a separate wire transfer (or other acceptable forms of payment) must be made by or on behalf of such account for the Shares it will purchase and a separate delivery of Shares will be made via the Transfer Agent to each account, or (ii) complete a single Agreement for all such accounts, in which case only one wire transfer (or other acceptable forms of payment) need be made for the Shares to be purchased for all such accounts, but all such Shares will be delivered to a single account specified by the Investor and the information called for on the signature page hereof must be completed for each account.

3. In the case of an Investor in the United States, return the signed Agreement to:

Sandler O’Neill & Partners, L.P.

Email: STSAsubscription@sandleroneill.com

Barclays Capital Inc.

Email: xraProjectSunshine@barclayscapital.com

FBR Capital Markets & Co.

Email: dfarrell@fbr.com

In the case of an Investor in the Republic of Korea, return the signed Agreement to:

KB Investment & Securities Co., Ltd.

Email: kwontw@kbsec.co.kr

4. Please note that all payments must be made in U.S. dollars and all wire transfers must be sent to the following account, pursuant to Section 1.01(a)(i) or (ii) of the attached Terms and Conditions for the Purchase of Shares:

JP Morgan Chase Bank

ABA #: 021 000 021

ACCT #: 323-059953

Account Name: American Stock Transfer & Trust Co LLC, as agent for Sterling Financial Corp. FBO Investor

An executed Agreement or a facsimile transmission thereof must be received by 8:00 A.M. New York time on such date as you are later advised. The Company reserves all rights to reject any subscription before it is accepted by the Company.

ANNEX A TO THE SUBSCRIPTION AGREEMENT

TERMS AND CONDITIONS FOR THE PURCHASE OF SHARES

LIST OF EXHIBITS

Exhibit A:	Form of Series D Certificate
Exhibit B-1:	Form of Davis Polk & Wardwell LLP Opinion
Exhibit B-2:	Form of Witherspoon, Kelley, Davenport & Toole, P.S. Opinion
Exhibit B-3:	Form of Lee & Ko Opinion
Exhibit C:	Form of Amendment to Company Articles of Incorporation

INDEX OF DEFINED TERMS

Term	Location of Definition
Acceptance Date	Subscription Agreement
Affiliate	6.11(i)
Agency	2.02(y)(ii)(A)
Agreement	Recitals
Anchor Investor	2.03(l)
Articles of Incorporation	Recitals
Beneficially Own/Beneficial Owner/Beneficial Ownership	2.03(f) 6.11(ix)
Benefit Plans	2.02(p)(i)
Business Combination	6.11(xi)(C)
business day	6.11(vii)
Capitalization Date	2.02(c)
Cease and Desist Order	2.02(n)(iv)
Change in Control	6.11(xi)
Class	2.03(f)
Closing	1.01(a)
Closing Date	1.01(a)
Code	2.02(c)
Common Stock/Common Shares	Subscription Agreement
Company	Subscription Agreement
Company Financial Statements	2.02(f)
Company Preferred Stock	2.02(c)
Company Option	1.03
Company Reports	2.02(g)(i)
Company Securities	2.03(f)
Company Significant Agreement	2.02(k)
Company Subsidiary/Company Subsidiaries	2.02(b)
Control/Controlling/Controlled by/under Common Control with	6.11(ii)
Convertible Preferred Multiplier	2.03(f)
Convertible Preferred Stock	2.03(f)
Disclosure Schedule	2.01(a)
Employees	2.02(p)(i)
Environmental Law	2.02(u)
ERISA	2.02(p)(i)
ERISA Affiliate	2.02(p)(iii)
ERISA Plans	2.02(p)(ii)
Escrow Conditions	1.01(a)(i)(A)

Term	Location of Definition
Exchange Act	2.02(b)
FDIC	2.02(b)
FSCMA	Section 2.022.02(l)
GAAP	2.01(b)
Governmental Entity	1.02(a)(i)
Hazardous Substance	2.02(u)
herein/hereof/hereunder	6.11(vi)
Hedging Transaction	2.03(c)
Holder	4.05(k)(i)
including/includes/included/include	6.11(v)
Incumbent Directors	6.11(xi)(A)
Indemnitee	4.05(g)(i)
Insurer	2.02(y)(ii)(C)
Interim Financials	2.02(f)
Intellectual Property	2.02(w)(vi)
Investment	Recitals
Investor	6.10
IRS	2.02(i)
IT Assets	2.02(w)(vi)
Liens	2.02(b)
Loan Investor	2.02(y)(ii)(B)
made available	6.11(xii)
Material Adverse Effect	2.01(b)
Material Event	4.05(a)(iii)(C)
NASDAQ	1.02(b)(viii)
Non-Qualifying Transaction	6.11(xi)(C)
Ordinary Cash Dividends	6.11(xiv)
Other Private Placements	Recitals
Par Value Change	1.02(b)(xii)
Parent Corporation	6.11(xi)(C)
Participating Securities	2.03(f)
Pending Underwritten Offering	4.05(l)
Pension Plan	2.02(p)(ii)
person	6.11(viii)
Person	2.03(f)
Piggyback Registration	4.05(a)(iv)
Placement Agent/Placement Agents	2.02(x)
Potential Investor	2.03(l)
Previously Disclosed	2.01(c)
Purchased Shares	Recitals
Qualifying Ownership Interest	6.11(xv)
Recapitalization Transactions	2.02(v)

Term	Location of Definition
Register/registered/registration	4.05(k)(ii)
Registered	2.02(w)(vi)
Registrable Securities	4.05(k)(iii)
Registration Expenses	4.05(k)(iv)
Regulatory Agreement	2.02(z)
Required Approvals	2.02(e)
Reverse Stock Split	3.01
Rights	2.03(f)
Rule 144	4.05(k)(v)
Rule 158	4.05(k)(v)
Rule 159A	4.05(k)(v)
Rule 405	4.05(k)(v)
Rule 415	4.05(k)(v)
Scheduled Black-out Period	4.05(k)(vi)
Scheduled Intellectual Property	2.02(w)(i)
SEC	2.01(c)
Securities	Recitals
Securities Act	Subscription Agreement
Selling Expenses	4.05(k)(vii)
Series B Shares/Series B Stock	2.02(c)
Series C Shares/Series C Stock	Recitals
Series D Shares/Series D Stock	Subscription Agreement
Series D Stock Articles of Amendment	Recitals
Shareholder Rights Plan	2.03(f)
Shares	Subscription Agreement
Shelf Registration Statement	4.05(a)(i)
Special Registration	4.05(i)
Stock Plans	2.02(c)
Shareholder Proposals	3.01(c)
Subsidiary	2.02(b)
Surviving Corporation	6.11(xi)(C)
Tax/Taxes	2.02(i)
Tax Return/Tax Returns	2.02(i)
TARP Exchange	Recitals
TARP Exchange Agreement	Recitals
TARP Preferred Stock	Recitals
TARP Warrant	Recitals
THL	Recitals
THL Investment	Recitals
THL Investment Agreement	Recitals

Term	Location of Definition
Threshold Holder	2.03(f)
to the knowledge of the Company/Company’s knowledge	6.11(ix)
Transaction Deadline	5.01(b)
Transaction Documents	6.11(iii)
Transfer	2.03(c)
Treasury	Recitals
Treasury Exchange Agreement	1.02(b)(x)
Treasury Regulation	2.03(f)
TruPS Exchange	4.08
Unlawful Gains	2.02(n)(v)
Voting Debt	2.02(c)
Voting Securities	6.11(xiii)
Washington Secretary	Recitals
WP	Recitals
WP Investment	Recitals
WP Investment Agreement	Recitals
Written Agreement	2.02(n)(iv)

RECITALS

A. The Investment. The Company is proposing to sell shares of its Common Stock at a price of $0.20 per share and shares of its Series D Stock at a price of $92 per share in a fixed ratio of 40 to 1 of shares of Common Stock and Series D Stock. The purchase of the Shares by the Investor is referred to herein as the “Investment.” Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 1.01), the Company will sell to the Investor, and the Investor will purchase from the Company, the number of shares calculated as set forth on such Investor’s signature page hereto at the aggregate purchase price set forth on such signature page. The Shares to be purchased by the Investor hereunder are referred to as the “Purchased Shares.”

B. Other Private Placements. The Company intends to enter into agreements similar to this Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them (the “Other Private Placements”). The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors”, and this Agreement and the subscription agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

C. THL Investment. The Company also intends to sell, subject to adjustment pursuant to Section 1.1 of the THL Investment Agreement (as defined below), a number of shares of Common Stock specified in the THL Investment Agreement, a number of shares of Series B Convertible Participating Voting Preferred Stock , no par value per share and $4.60 liquidation preference per share (the “Series B Stock”) specified in the THL Investment Agreement and a warrant with a seven-year term to purchase a number of shares of Common Stock specified in the THL Investment Agreement at a price of $0.22 per share to Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P. and Thomas H. Lee Parallel (DT) Fund VI, L.P. (collectively, “THL”) pursuant to the Second Amended and Restated Investment Agreement between THL and the Company dated as of May 25, 2010, as last amended as of the date hereof (the “THL Investment Agreement”) with the closing of such transaction to occur simultaneously with the Closing of this transaction (the “THL Investment”).

D. WP Investment. The Company also intends to sell, subject to adjustment pursuant to Section 1.1 of the WP Investment Agreement (as defined below), a number of shares of Common Stock specified in the WP Investment Agreement, a number of shares of Series B Stock specified in the WP Investment Agreement and a warrant with a seven-year term to purchase a number of shares of Common Stock specified in the WP Investment Agreement at a price of $0.22 per share to Warburg Pincus Private Equity X, L.P. (“WP”) pursuant to the Investment Agreement between WP and the Company dated as of May 25, 2010, as last amended as of the date hereof (the “WP Investment Agreement”) with the closing of such transaction to occur simultaneously with the Closing of this transaction (the “WP Investment”).

E. TARP Exchange. The United States Department of Treasury (the “Treasury”) holds (i) 303,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “TARP Preferred Stock”) and (ii) a warrant to purchase 6,437,677 shares of the Common Stock at an exercise price of $7.06 per share (the “TARP Warrant”). On the terms and subject to the conditions set forth in the Exchange Agreement by and between the Company and Treasury dated as of April 29, 2010, as last amended as of the date hereof (such Exchange Agreement as amended, the “TARP Exchange Agreement”), the Company intends to exchange the TARP Preferred Stock for Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C (the “Series C Shares” or “Series C Stock”), which shares the Company shall then convert into 378,750,000 shares of Common Stock (subject to adjustment as provided therein), and to amend the warrant held by Treasury dated December 5, 2008 to among other things reduce the exercise price thereof to $0.20 per share (collectively, the “TARP Exchange”).

F. The Securities. The term “Securities” refers collectively to (1) the Shares purchased under this Agreement and (2) any securities (including shares of Common Stock) into which the shares of Series D Stock are converted or exchanged in accordance with the terms thereof and of this Agreement, as applicable. When issued, the Series D Stock shall have the designations, relative rights, preferences, voting powers and limitations set forth in articles of amendment substantially in the form attached as Exhibit A (the “Series D Articles of Amendment”), which will amend the Company’s Articles of Restatement of Restated Articles of Incorporation, as amended on September 21, 2009 by the Articles of Amendment of Restated Articles of Incorporation (the “Articles of Incorporation”), by filing the Series D Stock Articles of Amendment with the Secretary of State of the State of Washington (the “Washington Secretary”).

ARTICLE 1

Closing and Delivery of Shares and Funds

Section 1.01 Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in Section 1.02 below, the completion of the purchase and sale of the Shares (the “Closing”) shall occur on a date to be specified as such by the Company by no less than five business days’ notice to the Investor (which date shall be the same date as the date of closing of the THL Investment and WP Investment, the “Closing Date”), at the offices of Davis Polk & Wardwell LLP located at 450 Lexington Avenue, New York, New York 10017 or such other date or location as agreed by the parties. At Closing, (x) the Company shall cause the Transfer Agent to (1) issue in certificated form for delivery to the Investor the Purchased Shares under the name of the Investor or such other name specified on the Investor’s signature page to the Agreement and (2) if the Investor is not present in person at the Closing, mail such certificate for the Purchased Shares to the address specified on the Investor’s signature page, and (y) the aggregate purchase price for the Purchased Shares shall be delivered by or on behalf of the Investor to the Company.

(i) Payment by an Investor for the Purchased Shares shall be made in U.S. dollars by wire transfer of immediately available funds to American Stock Transfer & Trust Company, as the Company’s escrow agent (the “Escrow Agent”), to the account designated by the Company pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) relating to the offering of the Shares, by and between the Company and the Escrow Agent. Payment must be made no later than (x) the second business day prior to the Closing Date in the case of an Investor in the United States and (y) the third business day prior to the Closing Day in the case of an Investor in the Republic of Korea. Wire instructions shall be provided to the Investor in advance of the required funding date.

(A) If (1) the Company provides to the Escrow Agent an officer’s certificate stating that the conditions to Closing have been met (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment of those conditions), including the condition that the Company has received, in escrow or directly, the minimum aggregate gross proceeds set forth in Section 1.02(b)(iv), (2) THL confirms in writing that the conditions to closing the THL Investment have been met or waived by THL (other than those conditions that by their nature are to be satisfied at the closing of the THL Investment, but subject to the fulfillment of those conditions), (3) WP confirms in writing that the conditions to closing the WP Investment have been met or waived by WP (other than those conditions that by their nature are to be satisfied at the closing of the WP Investment, but subject to the fulfillment of those conditions) and (4) the Company confirms that payment for the number of shares of Common Stock and Series D Stock set forth on the signature page to the Subscription Agreement have been received from the Investor in settlement of its commitments (collectively, the “Escrow Conditions”), the Escrow Agent shall deliver the Investor’s payment to the Company, and the Company, upon receipt of such payment, shall instruct the Transfer Agent to deliver in certificated form to the Investor the Purchased Shares under the name of the Investor or such other name specified on the Investor’s signature page to the Agreement. If the conditions to the Closing are not satisfied by the second business day after the scheduled Closing Date, the Escrow Agent shall return the Investor’s funds to it no later than the close of business on the fourth business day after the scheduled Closing Date, without interest.

(B) Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(ii) Notwithstanding Section 1.01(a)(i), in the case of an Investor not legally permitted to make payment through the Escrow Agent or if otherwise agreed to by the Company (a “Non-Escrow Investor”), payment by such Investor for the Purchased Shares shall be made no later than the Closing Date by wire transfer of immediately available funds to a bank account designated by the Company.

Section 1.02 Closing Conditions.

(a) The respective obligations of each of the Investor and the Company to consummate the Closing is subject to the fulfillment or waiver by the Investor and the Company prior to the Closing (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment of those conditions) of each of the following conditions:

(i) all approvals and authorizations of, filings and registrations with, and notifications to all governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations (each, a “Governmental Entity”), required to consummate the Closing shall have been obtained or made and shall be in full force and effect; and

(ii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict the Investor or its Affiliates from owning, voting, or, subject to receipt of approval of the Shareholder Proposals (as defined below), converting any Securities in accordance with the terms thereof.

(b) The obligation of the Investor to consummate the Closing is also subject to the fulfillment or waiver prior to the Closing (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment of those conditions) of each of the following conditions:

(i) the representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except (1) to the extent such representations and warranties are made as of a specified date, in which case, subject to clause (2) below, such representations and warranties shall be true and correct in all respects as of such date and (2) with respect to each of the representations and warranties of the Company in this Agreement, where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect with respect to the Company);

(ii) the Company shall have performed in all material respects all obligations required to be performed by it at or prior to Closing under this Agreement;

(iii) the Company shall have completed the TARP Exchange in accordance in all material respects with the terms and conditions set forth in the TARP Exchange Agreement;

(iv) the Company shall receive gross proceeds of an aggregate amount, which is not less than $720 million and not more than $730 million, prior to or contemporaneously with the Closing, from the Investment, the Other Private Placements (which shall have been on substantially the same terms as this transaction), the THL Investment (which shall have been on substantially the same terms as set forth in the THL Investment Agreement or on terms not less favorable, in any material respect, to the Company and its shareholders (including the Investor), it being understood that THL may, at its election, waive any conditions contained in the THL Investment Agreement), and the WP Investment (which shall have been on substantially the same terms as set forth in the WP Investment Agreement or on terms not less favorable, in any material respect, to the Company and its shareholders (including the Investor), it being understood that WP may, at its election, waive any conditions contained in the WP Investment Agreement);

(v) [Reserved];

(vi) following the date hereof, the Company shall not have agreed to enter into or entered into (a) any agreement or transaction in order to raise capital or (b) any transaction that resulted in, or would result in if consummated, a Change in Control of the Company, in each case, other than in connection with the Investment, the Other Private Placements, the THL Investment, the WP Investment and the TARP Exchange;

(vii) since (and excluding) the date hereof, no Material Adverse Effect (within the meaning of clauses (1) and 2(x) of the definition thereof) shall have occurred with respect to the Company and be continuing;

(viii) the Company shall have caused, prior to their issuance, all Common Shares to be issued at Closing pursuant to this Agreement to be listed on The Nasdaq Capital Market (“NASDAQ”), subject to official notice of issuance;

(ix) at the Closing, the Company shall have caused the Investor to receive, substantially in the form attached hereto as Exhibits B-1, B-2 and B-3, an opinion of each of Davis Polk & Wardwell LLP, Witherspoon, Kelley, Davenport & Toole, P.S. and Lee & Ko;

(x) the agreement by THL in Section 3.1(b) of the THL Investment Agreement, the agreement by WP in Section 3.1(b) of the WP Investment Agreement and the agreement by Treasury in Section 5.6 of the TARP Exchange Agreement, between the Company and Treasury, to vote or cause to be voted all shares of capital stock beneficially owned by it and eligible to vote on the Shareholder Proposals in favor of such Shareholder Proposals (but only to the extent the Shareholder Proposals entail only the specific items set forth in the definition thereof) shall be in full force and effect;

(xi) the Investor shall have received a certificate, dated the Closing Date, signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.02(b)(i) through (x) and (xii) have been satisfied; provided, however, that, with respect to the condition set forth in Section 1.02(b)(iv), such certificate may state that the certification set forth therein is conditioned upon the consummation of the THL Investment, the WP Investment and the Other Private Placements contemporaneously with the Closing, which consummation such officer has no basis to believe (after reasonable inquiry) will not so occur;

(xii) the par value of the Company’s capital securities, including the Common Stock and the Series D Stock, shall be changed to $0.00 per share (the “Par Value Change”); and

(xiii) the Investor would not own in excess of 4.9% of the outstanding voting securities of the Company immediately following the Closing, with such ownership percentage to be calculated in accordance with 12 C.F.R. 225 et seq. (the Bank Holding Company Act of 1956).

(c) The obligation of the Company to consummate the Closing is also subject to the fulfillment or waiver prior to the Closing of the following conditions:

(i) the representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such date); and

(ii) the Investor has performed in all material respects all obligations required to be performed by it at or prior to Closing under Section 3.01.

Section 1.03 Treatment of Stock Plans. The Company shall take all actions necessary to ensure the continuation of the outstanding options to purchase shares of Common Stock (the “Company Options”) and other awards issued under the Stock Plans in accordance with their terms as exist on the date hereof.

Section 1.04 Delivery. After the Escrow Conditions have been met and when the Company has received all Investor funds, the Company shall direct the Transfer Agent to deliver the certificated Shares to the Investor.

ARTICLE 2

Representations and Warranties

Section 2.01 Disclosure. (a) On or prior to the date of this Agreement, the Company has delivered to the Investor a schedule (“Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.02; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in such schedule shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company.

(b) “Material Adverse Effect” means, with respect to the Investor, only clause (2) that follows, or, with respect to the Company, both clauses (1) and (2) that follow, any circumstance, event, change, development or effect that, individually or in the aggregate, (1) is or would reasonably be expected to be material and adverse to the financial position, results of operations, business, assets or liabilities, properties, results of operations or condition (financial or otherwise) of the Company and the Company Subsidiaries taken as a whole, respectively, or (2) would or would reasonably be expected to (x) materially impair the ability of either the Investor or the Company, respectively, to perform its obligations under this Agreement or (y) otherwise materially impede the consummation of the Closing and the other transactions contemplated by this Agreement; provided, however, that in determining whether a Material Adverse Effect has occurred under clause (1), any effect shall be excluded to the extent that it results from (A) changes, after the date of this Agreement, in the U.S. generally accepted accounting principles (“GAAP”), (B) general changes in the economy or the industries in which the Company and the Company Subsidiaries operate, (C) any acts of war, terrorism, insurrection or civil disobedience, (D) any change in law applicable to the Company or the Company Subsidiaries, (E) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of the Investor (other than the Par Value Change), (F) changes in the market price or trading volumes of the Common Stock or the Company’s other securities (but not the underlying causes of such changes) or (G) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance (but not the underlying causes of such failure), in each case, to the extent that such circumstances, events, changes, developments or effects described in any of the foregoing clauses (A), (B), (C) or (D) do not have a disproportionate effect on the Company and the Company Subsidiaries, taken as a whole (relative to other participants in the industries, markets or geographic areas in which the Company and the Company Subsidiaries compete).

(c) “Previously Disclosed” means information that is (i) set forth on the Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided that information which, on its face, reasonably should indicate to the reader that it relates to another provision of this Agreement shall also be deemed to be Previously Disclosed with respect to such other provision, and/or (ii) publicly disclosed by the Company in the Company Reports filed by it with or furnished to the Securities and Exchange Commission (the “SEC”) and publicly available prior to the date of this Agreement (excluding, in each case, any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).

Section 2.02 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date) to the Investor that:

(a) Organization and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Washington, is duly qualified to do business and is in good standing in all other jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Company and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956. True, correct and complete copies of the Company’s Articles of Incorporation and bylaws as amended through the date of this Agreement are on file with the SEC.

(b) Company’s Subsidiaries. With the exception of the inclusion of Golf Savings Bank, the Company has filed with the SEC a true, complete and correct list of all of its “subsidiaries” as defined in Regulation S-X under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of the date of this Agreement (individually, a “Company Subsidiary” and, collectively, the “Company Subsidiaries”) all shares of the outstanding capital stock of each of which are owned directly or indirectly by the Company. On August 2, 2010, Golf Savings Bank was consolidated into Sterling Savings Bank and no longer exists as a Company Subsidiary. No equity security of any Company Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. All of such shares so owned by the Company are duly authorized and validly issued, fully paid and nonassessable and are owned by it free and clear of any lien, adverse right or claim, charge, option, pledge, covenant, title defect, security interest or other encumbrances of any kind (“Liens”), with no personal liability attaching to the ownership thereof. Each Company Subsidiary is an entity duly organized, validly existing, duly qualified to do business and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation, and has corporate or other appropriate organizational power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, in each case, except as would not reasonably be expected to have a Material Adverse Effect on the Company. Except in respect of the Company Subsidiaries, the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. Sterling Savings Bank is duly organized and validly existing as a Washington-state chartered bank and its deposit accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company beneficially owns all of the outstanding capital securities and has sole Control of Sterling Savings Bank.

(c) Capitalization. The authorized capital stock of the Company consists of 750,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share (the “Company Preferred Stock”). As of the close of business on May 20, 2010 (the “Capitalization Date”), there were 52,190,859 shares of Common Stock outstanding and 303,000 shares of Company Preferred Stock outstanding, consisting of 303,000 shares of TARP Preferred Stock held by the Treasury. Since the Capitalization Date and through the date of this Agreement, except in connection with the Transaction Documents and the transactions contemplated hereby and thereby, including the THL Investment, the WP Investment, the Other Private Placements and the TARP Exchange, the Company has not (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock, (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or Company Preferred Stock. As of the close of business on the Capitalization Date, other than in respect of the Series B Stock, the Series C Stock to be issued to the Treasury in exchange for the TARP Preferred Stock and the Common Stock issuable upon conversion of the Series C Stock, the warrant to be issued to THL (the “THL Warrant”), the warrant to be issued to WP (the “WP Warrant”) and the Common Stock issuable upon exercise of the THL Warrant, the WP Warrant, the Series D Stock, the Participating Cumulative Preferred Stock, Series E (the “Series E Stock”), the TARP Warrant held by the Treasury and the Common Stock issuable upon exercise of the TARP Warrant and awards outstanding under or pursuant to the Benefit Plans in respect of which an aggregate of 4,226,917 shares of Common Stock have been reserved for issuance, no shares of Common Stock or Company Preferred Stock were reserved for issuance. All of the issued and outstanding shares of Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of the Company may vote (“Voting Debt”) are issued and outstanding. If the Company is a party to a Confidentiality Agreement with the Investor, it has provided to the Investor the following information with respect to each outstanding option to purchase shares of Common Stock (a “Company Option”) or right to acquire shares of stock (“Company Restricted Stock “) under the Company’s 1998 Long-Term Incentive Plan, 2001 Long-Term Incentive Plan, 2003 Long-Term Incentive Plan and the 2007 Long-Term Incentive Plan (the “Stock Plans”) which is true and correct as of the date of this Agreement: (i) the name and, to the knowledge of the Company, the country and state of residence of each holder of Company Options; (ii) the number of shares of Company Common Stock subject to such Company Option, and as applicable for each Company Option, the date of grant, exercise price, number of shares vested or not otherwise subject to repurchase rights, reacquisition rights or other applicable restrictions as of the date hereof, vesting schedule or schedule providing for the lapse of repurchase rights, reacquisition rights or other applicable restrictions, the type of Company Option and the Company Stock Plan or other plan under which such Company Options were granted or purchased; and (iii) whether, in the case of a Company Option, such Company Option is an Incentive Stock Option (within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)). If the Company is a party to a Confidentiality Agreement with the Investor, it has made available to Investor copies of each form of stock option agreements evidencing outstanding Company Options and has also delivered any other stock option agreements to the extent there are variations from the form of agreement, specifically identifying the holder(s) to whom such variant forms apply. As of August 6, 2010, an aggregate of 375,254 shares of Common Stock are held for the benefit of participants in the Company’s Amended and Restated Deferred Compensation Plan and the 2005 Deferred Compensation Plan, all of which are issued and outstanding as of the Capitalization Date. As of the date of this Agreement, except for (i) the outstanding Company Options described in this Section 2.02(c) and (ii) as set forth elsewhere in this Section 2.02(c), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement). The Company has Previously Disclosed all shares of Company capital stock that have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any Company Subsidiary since December 31, 2009 and all dividends or other distributions have been declared, set aside, made or paid to the shareholders of the Company since that date. Each Company Option under the Stock Plans (i) was granted in compliance with all applicable laws and all of the terms and conditions of the Stock Plans pursuant to which it was issued, (ii) has an exercise price equal to or greater than the fair market value of a share of Common Stock at the close of business on the date of such grant, (iii) has a grant date identical to or following the date on which the Company’s board of directors or compensation committee actually awarded such Company Option, (iv) otherwise is exempt from or complies with Section 409A of the Code so that the recipient of such Company Option is not subject to the additional taxes and interest pursuant to Section 409A of the Code and (v) except for disqualifying dispositions, qualifies for the tax and accounting treatment afforded to such Company Option in the Company’s tax returns and the Company’s financial statements, respectively.

(d) Authorization.

(i) The Company has the corporate power and authority to enter into or issue, as applicable, this Agreement, the Escrow Agreement, the Series D Stock and the Common Stock and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors. Subject to such approvals of all Governmental Entities as may be required by statute or regulation, this Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Investor, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law). No other corporate proceedings are necessary for the execution, issuance and delivery, as applicable, by the Company of this Agreement, the Common Stock and the Series D Stock, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby, subject to, in the case of the issuance of shares of Common Stock issuable upon conversion of the Series D Stock, receipt of the approval by the Company’s shareholders of the Shareholder Proposals. To the Company’s knowledge, all shares of Common Stock entitled to vote on the Shareholder Proposals shall be eligible to vote on such proposal. The Board of Directors has resolved that the transactions contemplated hereby are in the best interests of shareholders of the Company.

(ii) Neither the execution, issue, delivery and performance, as applicable, by the Company of this Agreement, the Common Stock and the Series D Stock nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, shall (1) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Company or any Company Subsidiary under any of the material terms, conditions or provisions of (A) its articles of incorporation or bylaws (or similar governing documents) or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (2) subject to compliance with the statutes and regulations referred to in Section 2.02(e) below, violate any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except in the case of clauses (1)(B) and (2) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect on the Company.

(e) Consents. Section 2.02(e) of the Disclosure Schedule lists all material governmental and any other material consents, approvals, authorizations, applications, registrations and qualifications that are required to be obtained in connection with or for the consummation of the transactions contemplated by this Agreement (the “Required Approvals”). Other than the securities or blue sky laws of the various states and the Required Approvals, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

(f) Financial Statements. Each of the consolidated balance sheets of the Company and the Subsidiaries and the related consolidated statements of income, shareholders’ equity and cash flows, together with the notes thereto, included in any Company Report filed with the SEC prior to the date of this Agreement, and the unaudited consolidated balance sheets of the Company and the Subsidiaries as of June 30, 2010 and the related consolidated statements of income, shareholders’ equity and cash flows for the period ending June 30, 2010, together with the notes thereto and in the form Previously Disclosed to the Investor (the “Interim Financials” and, collectively, the “Company Financial Statements”), (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with GAAP applied on a consistent basis and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein (subject to the absence of notes and year-end audit adjustments in the case of the Interim Financials).

(g) Reports.

(i) Since December 31, 2006, the Company and each Company Subsidiary have filed all material reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and have paid all material fees and assessments due and payable in connection therewith. As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be. As of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report that were enumerated within such report or otherwise were the subject of written correspondence with respect thereto. The Company Reports, including the documents incorporated by reference in each of them, each contained all the information required to be included in it and, when it was filed and as of the date of each such Company Report filed with or furnished to the SEC, or if amended prior to the date of this Agreement, as of the date of such amendment, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. Copies of all of the Company Reports not otherwise publicly filed have, to the extent allowed by applicable law, rule or regulation, been made available to the Investor by the Company.

(ii) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants (including all means of access thereto and therefrom), except for any nonexclusive ownership and nondirect control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 2.02(g). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, the Company has no knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer shall not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due. Since December 31, 2006, (i) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

(h) Properties and Leases. The Company and the Company Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them (other than any assets the Company has repossessed), in each case, free from Liens that would affect the value thereof or interfere with the use made or to be made thereof by them in any material respect. The Company and the Company Subsidiaries own or lease all properties as are necessary to their operations as now conducted. All leases of real property and all other leases material to the Company or any Company Subsidiary pursuant to which the Company or such Company Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms, and there is not, under any such lease, any existing default by the Company or such Company Subsidiary or any event which, with notice or lapse of time or both, would constitute such a default except for such as would not reasonably be expected to have a Material Adverse Effect.

(i) Taxes. (1) Each of the Company and the Company Subsidiaries has filed all material federal, state, county, local and foreign Tax Returns, including information returns, required to be filed by it and all such filed Tax Returns are, true, complete and correct in all material respects, and paid all material Taxes owed by it and no Taxes owed by it or assessments received by it are delinquent. (2) (i) No Tax Returns of the Company and the Company Subsidiaries referred to in subsection (1) above have been the subject of an audit by the Internal Revenue Service (the “IRS”) or the appropriate state, local or foreign taxing authority for the period for assessment where the statute of limitations remains open; (ii) all deficiencies asserted or assessments made as a result of any such audits have been paid in full and (iii) no claim has ever been made by an authority in a jurisdiction where the Company and the Company Subsidiaries do not file Tax Returns that the Company and the Company Subsidiaries are or may be subject to taxation by that jurisdiction. (3) Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case, that is still in effect, or has pending a request for any such extension or waiver. (4) Neither the Company nor any Company Subsidiary is a party to any pending action or proceeding, nor, to the Company’s knowledge, is any such action or proceeding threatened by any Governmental Entity, for the assessment or collection of Taxes, interest, penalties, assessments or deficiencies that could reasonably be likely to have a Material Adverse Effect on the Company, and no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the Tax returns, business or properties of the Company or any Company Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for (other than those issues that are not reasonably likely to have a Material Adverse Effect on the Company). (5) Except as is not reasonably likely to have a Material Adverse Effect on the Company, each of the Company and the Company Subsidiaries has withheld and paid all Taxes that it is required to withhold from amounts owing to employees, creditors or other third parties. (6) Neither the Company nor any Company Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Company or any Company Subsidiary was required to file any material Tax return that was not filed. (7) Neither the Company nor any Company Subsidiary has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or foreign law. (8) Neither the Company nor any Company Subsidiary has liability for the Taxes of any person other than the Company or any Company Subsidiary under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law). (9) Neither the Company nor any Company Subsidiary is currently subject to a Section 382 Limitation, as defined in Section 382 of the Code. (10) Neither the Company nor any Company Subsidiary is a party to or is otherwise bound by or has any obligation under any Tax allocation or sharing agreement. (11) Neither the Company nor any Company Subsidiary is a party to any agreement, contract, arrangement, or plan that could result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local, or foreign Tax law). (12) Neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for Tax-free treatment under Section 355(a) of the Code: (i) at any time during the two-year period prior to the date hereof, (ii) at any time during the period commencing on the date hereof and ending on the Closing Date or (iii) which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with and including the transactions contemplated by this Agreement. (13) To the knowledge of the Company, the Company does not have any 5-Percent Shareholders (as defined by Section 382(k)(7) of the Code) other than as Previously Disclosed. (14) No Ownership Change (as defined by Section 382(g) of the Code) has occurred since December 31, 2009. (15) The Company is not aware of any state of facts currently existing or contemplated that would give rise to the imposition of any limitations under Section 382 of the Code on the use of any net operating loss carryforwards, built-in losses or other tax attributes at any time following the Closing. (16) To the knowledge of the Company, the transactions described herein occurring on the Closing Date and any other transactions contemplated by this Agreement (as if such other transactions had occurred immediately after the Closing Date and, for the avoidance of doubt, including the effect of a subsequent exercise of any warrants or other “options,” as defined in Treas. Reg. § 1.382-4, issued in connection with such transactions that would increase the cumulative ownership percentage point change), will not cause an Ownership Change.

For the purposes of this Agreement, the term “Tax” (including, with correlative meaning, the term “Taxes”) shall mean (1) any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, (2) liability for the payment of any amounts of the type described in clause (1) as a result of being or having been a member of an affiliated, consolidated, combined or unitary group, and (3) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (1) or (2). For the purposes of this Agreement, the term “Tax Return” (including, with correlative meaning, the term “Tax Returns”) shall mean all federal, state, local and foreign returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns and any amendments thereto) required to be filed or delivered pursuant to applicable tax laws.

(j) Absence of Certain Changes. Since December 31, 2009, (1) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (2) except for publicly disclosed ordinary dividends on the Common Stock and outstanding Company Preferred Stock, the Company has not made or declared any distribution in cash or in kind to its shareholders or issued or repurchased any shares of its capital stock or other equity interests, (3) through (and including) the date of this Agreement, no Material Adverse Effect has occurred with respect to the Company and is continuing and (4) there has not been (i) any capital expenditure or series of related capital expenditures made by or on behalf of the Company or the Company Subsidiaries in excess of $2,000,000; and (ii) any capital investment or acquisition of the securities or assets of, or series of related capital investments or acquisitions, any other person by or on behalf of the Company or the Company Subsidiaries involving more than $2,000,000 and, in the case of both clauses (i) and (ii), outside of the ordinary course of business consistent with past practice.

(k) Commitments and Contracts. If the Company is a party to a Confidentiality Agreement with the Investor, the Company has made available to the Investor or its representatives true, correct and complete copies of each of the following to which the Company or a Company Subsidiary is a party or subject to as of the date of this Agreement (whether written or oral, express or implied) (each, a “Company Significant Agreement”) other than the Company Significant Agreements that the Company is prohibited from providing to the Investor by law or regulation or under orders of or agreements with applicable regulatory authorities:

(i) any material employment contract or understanding (including any understandings or obligations with respect to severance or termination pay, liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those that are terminable at will by the Company or such Company Subsidiary);

(ii) any material plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

(iii) any material labor contract or agreement with any labor union;

(iv) any contract containing covenants that limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which or with whom, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

(v) any other contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K;

(vi) any joint venture, partnership, strategic alliance or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements); and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Company or any of the Company Subsidiaries;

(vii) any contract with any Governmental Entity that imposes any material obligation or restriction on the Company or the Company Subsidiaries;

(viii) any contract relating to indebtedness for borrowed money, letters of credit, capital lease obligations, obligations secured by a Lien or interest rate or currency hedging agreements (including guarantees in respect of any of the foregoing, but in any event excluding trade payables, securities transactions and brokerage agreements arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for telephones, copy machines, facsimile machines and other office equipment) in excess of $2,000,000, except for those issued in the ordinary course of business;

(ix) any real property lease and any other lease with annual rental payments aggregating $1,000,000 or more; and

(x) any material agreement, contract or understanding with any current or former director, officer, employee, consultant, financial adviser, broker, dealer, or agent providing for any rights of indemnification in favor of such person or entity, except for those entered into in the ordinary course of business.

Each of the Company Significant Agreements is valid and binding on the Company and the Company Subsidiaries, as applicable, and in full force and effect. The Company and each of the Company Subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Company Significant Agreement. Neither the Company nor any of the Company Subsidiaries knows of, or has received notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement. To the Company’s knowledge, as of the date of this Agreement, there are no material transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed material transactions, or series of related transactions between the Company or any Company Subsidiaries, on the one hand, and the Company, any current or former director or executive officer of the Company or any Company Subsidiaries or any person who Beneficially Owns 5% or more of the Common Shares (or any of such person’s immediate family members or Affiliates) (other than the Company Subsidiaries), on the other hand.

(l) Offering of Securities. No registration under the Securities Act or the Financial Investment Services and Capital Markets Act of Korea (the “FSCMA”) is required by law for the offer and sale of the Securities by the Company to the Investor under this Agreement. Neither the Company nor any person acting on its behalf has taken any action (including, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement or any other Transaction Document under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which might subject the offering, issuance or sale of any of such Securities to the registration requirements of the Securities Act or the FSCMA.

(m) Litigation and Other Proceedings; No Undisclosed Liabilities.

(i) There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any Company Subsidiary, nor is the Company or any Company Subsidiary subject to any order, judgment or decree, in each case, except as would not reasonably be expected to have a Material Adverse Effect on the Company.

(ii) Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the financial statements described in Section 2.02(f) to the extent required to be so reflected or reserved against in accordance with GAAP, except for liabilities that have arisen since December 31, 2009 in the ordinary and usual course of business and consistent with past practice and that have not had a Material Adverse Effect.

(n) Compliance with Laws and Other Matters; Insurance. The Company and each Company Subsidiary:

(i) in the conduct of its business is in material compliance with all, and the condition and use of its properties does not violate or infringe, in any material respect, any applicable material domestic (federal, state or local) or foreign laws, statutes, ordinances, licenses, rules, regulations, policies or guidelines, judgments, demands, writs, injunctions, orders or decrees applicable thereto or to employees conducting its business, including the Troubled Asset Relief Program, the Emergency Economic Stabilization Act of 2008, the Sarbanes-Oxley Act of 2002, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act, and, as of the date hereof, Sterling Savings Bank has a Community Reinvestment Act rating of “satisfactory” or better;

(ii) has all material permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, Governmental Entities that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of the Company or such Company Subsidiary; and all such material permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Company, no material suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current;

(iii) currently is complying in all material respects with, and is not under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any material violation of, all applicable federal, state, local and foreign laws, regulations, rules, judgments, injunctions or decrees;

(iv) has not, except (i) for statutory or regulatory restrictions of general application, (ii) the Written Agreement, between Sterling Financial Corporation and the Federal Reserve Bank of San Francisco, dated December 24, 2009 (the “Written Agreement”), and (iii) the Stipulation and Consent to the Issuance of an Order to Cease and Desist, between Sterling Savings Bank and the Federal Deposit Insurance Corporation and the Washington Department of Financial Institutions, dated October 9, 2009 (the “Cease and Desist Order”), been placed under any material restriction by a Governmental Entity on its business or properties, and except for routine examinations by applicable Governmental Entities, as of the date of this Agreement, received no notification or communication from any Governmental Entity that an investigation by any Governmental Entity with respect to the Company or any of the Company Subsidiaries is pending or threatened;

(v) has not, since December 31, 2006 nor to its knowledge, has any other person on behalf of the Company or any Company Subsidiary that qualifies as a “financial institution” under the U.S. Anti-Money Laundering laws, knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities or other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering laws (“Unlawful Gains”), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains;

(vi) to the extent it qualifies as a “financial institution” under the U.S. Anti-Money Laundering laws, has implemented in all material respects such anti-money laundering mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied in all material respects with, the U.S. Anti-Money Laundering laws and the rules and regulations thereunder; and

(vii) is presently insured, and during each of the past three calendar years (or during such lesser period of time as the Company has owned such Company Subsidiary) has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

(o) Labor. Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, nor have there been in the last three years. There are no organizing activities, strikes, work stoppages, slowdowns, labor picketing lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any Company Subsidiary, nor have there been for the last three years.

(p) Company Benefit Plans.

(i) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and the Company Subsidiaries (the “Employees”) and current or former directors of the Company, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the “Benefit Plans”) are listed on Section 2.02(p)(i) of the Disclosure Schedule, and each Benefit Plan which has received a favorable opinion letter from the IRS National Office, including any master or prototype plan, has been separately identified. If the Company is a party to a Confidentiality Agreement, the Company has made available to the Investor true and complete copies of all Benefit Plans listed in Section 2.02(p)(i) of the Disclosure Schedule including, but not limited to, any trust instruments, insurance contracts and, with respect to any employee stock ownership plan, loan agreements forming a part of any Benefit Plans, and all amendments thereto.

(ii) All Benefit Plans are in substantial compliance with ERISA, the Code and other applicable laws. Each Benefit Plan which is subject to ERISA (the “ERISA Plans”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. Neither the Company nor any of the Company Subsidiaries has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Company Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. Neither the Company nor any of the Company Subsidiaries has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

(iii) Neither the Company, any Company Subsidiary nor any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”) (x) maintains or contributes to or has within the past six years maintained or contributed to a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (y) maintains or has an obligation to contribute to or has within the past six years maintained or had an obligation to contribute to a multiemployer plan, as defined in Section 3(37) of ERISA. All contributions required to be made under each Benefit Plan, as of the date hereof, have been timely made and all obligations in respect of each Benefit Plan have been properly accrued and reflected in the Company Financial Statements.

(iv) As of the date hereof, there is no material pending or, to the knowledge of the Company threatened, litigation relating to the Benefit Plans. Neither the Company nor any of the Company Subsidiaries has any obligations for retiree health and life benefits under any ERISA Plan or collective bargaining agreement. The Company or the Company Subsidiaries may amend or terminate any such retiree health and life plan at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination.

(v) None of the transactions contemplated by this Agreement, individually or in the aggregate, shall give rise to a change in control under, or result in the breach or the violation of, or the acceleration of any right under, or result in any additional rights, or the triggering of any anti-dilution adjustment under the Stock Plans or the employment agreements with J. Gregory Seibly, Daniel Byrne, Ezra Eckhardt, Larry Conley, Carol Mangan, Deborah Meekins, Tom Colosimo, Don Wood, Kade Peterson, Cindy Parker, David Herbison and Brian Read or any other contract or agreement to which the Company or any Company Subsidiary is a party.

(vi) There has been no amendment to, announcement by the Company or any of the Company Subsidiaries relating to, or change in employee participation or coverage under, any Benefit Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year. Neither the execution of this Agreement, shareholder approval of this Agreement nor the consummation of the transactions contemplated hereby shall (v) entitle any Employee, officer or director of the Company or any of the Company Subsidiaries to unemployment compensation or severance pay or any increase in severance pay upon any termination of employment after the date hereof; (w) increase any benefits otherwise payable under any Benefit Plan; (x) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans; (y) limit or restrict the right of the

Company or, after the consummation of the transactions contemplated hereby, Investor to merge, amend or terminate any of the Benefit Plans or (z) result in payments under any of the Benefit Plans which would not be deductible Section 280G of the Code.

(q) Status of Securities. The shares of Series D Stock (upon filing of the Series D Stock Articles of Amendment with the Washington Secretary) and the shares of Common Stock to be issued pursuant to this Agreement have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor as provided in this Agreement, such shares of Series D Stock and shares of Common Stock shall be validly issued, fully paid and nonassessable, shall not subject the holders thereof to personal liability, shall have no par value and shall not be subject to preemptive rights of any other shareholder of the Company. The shares of Common Stock issuable upon the conversion of the Series D Stock shall, upon approval of the Shareholder Proposals and filing of the applicable Series D Stock Articles of Amendment with the Washington Secretary, have been duly authorized by all necessary corporate action and, when so issued, upon such conversion or exercise shall be validly issued, fully paid and nonassessable, shall not subject the holders thereof to personal liability, shall have no par value and shall not be subject to preemptive rights of any other shareholder of the Company.

(r) Investment Company. Neither the Company nor any of the Company Subsidiaries is or acts as the principal investment adviser to an “investment company” as defined under the Investment Company Act of 1940, as amended, and neither the Company nor any of the Company Subsidiaries sponsors any person that is such an investment company.

(s) Risk Management; Derivatives.

(i) The Company and the Company Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by persons of similar size and in similar lines of business as the Company and the Company Subsidiaries.

(ii) All material derivative instruments, including swaps, forwards, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries or their customers, were entered into (i) only for purposes of mitigating identified risk and in the ordinary course of business, (ii) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies, and (iii) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Company Subsidiaries, nor any other party thereto, is in material breach of or has materially defaulted under any such agreement or arrangement except as listed on Section 2.02(s) of the Disclosure Schedule (such agreements, the “Disclosed Agreements”).

(t) Foreign Corrupt Practices and International Trade Sanctions. Neither the Company nor any Company Subsidiary, nor any of their respective directors, officers, agents, employees or any other persons acting on their behalf (i) has violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable foreign, federal, or state legal requirement, (ii) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person knowing that the person shall pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (iii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (iv) has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations, or (v) is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the Treasury.

(u) Environmental Matters. Except as has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, the Company and each Company Subsidiary: (i) have complied at all times with all applicable Environmental Laws; (ii) have not owned or operated any property that has been contaminated with any Hazardous Substance that could be expected to result in liability pursuant to any Environmental Law; (iii) are not liable for Hazardous Substance disposal or contamination on any third party property; (iv) have not received any notice, demand, letter, claim or request for information indicating that it may be in violation of or subject to liability under any Environmental Law; (v) are not subject to any order, decree, injunction or agreement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law; (vi) are not subject to any circumstances or conditions that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property in connection with any Environmental Law; (vii) have not participated in the management of any borrower or other third party property, or taken any other actions such that they could be deemed an owner or operator of such property for purposes of any Environmental Law; and (viii) if the Company has a Confidentiality Agreement with the Investor, have made available to the Investor copies of all environmental reports, studies, assessments, and memoranda in its possession relating to the Company or its Subsidiaries or any of their current or former properties or operations. For purposes of this Agreement, “Environmental Law” means any law, regulation, order, decree, common law or agency requirement relating to the protection of the environment or human health and safety and “Hazardous Substance” means any substance that is regulated pursuant to any Environmental Law including any waste, petroleum products, asbestos, mold and lead products.

(v) Anti-Takeover Provisions and Shareholder Rights Plan Not Applicable. The Board of Directors has taken all necessary action to ensure that, prior to the Closing (x) each of the consummation of the Investment and the transactions contemplated by the Transaction Documents, a TruPS Exchange (as defined below), if any, the TARP Exchange, the THL Investment, the WP Investment and the Other Private Placements (collectively, the “Recapitalization Transactions”) (1) shall have been approved pursuant to Section 23B.19.040(1)(a)(ii) of the Revised Code of Washington and (2) shall be deemed to be exceptions to the prohibitions and restrictions of Section 23B.19.040 of the Revised Code of Washington, (y) any other similar “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law does not and shall not apply to the Transaction Documents or the Recapitalization Transactions and (z) subject to Section 2.03(f), none of the Transaction Documents and the Recapitalization Transactions shall cause any Person, solely by virtue of the consummation of any or all of the Recapitalization Transactions or execution of the Transaction Documents, to become an Acquiring Person under the Shareholder Rights Plan.

(w) Intellectual Property.

(i) The Company has Previously Disclosed or made available to the Investor or its representatives a true, complete and correct list of all Registered Intellectual Property owned by the Company and each of the Company Subsidiaries, indicating for each Registered item the registration or application number and the applicable filing jurisdiction (the “Scheduled Intellectual Property”), and, to the knowledge of the Company, such Scheduled Intellectual Property is not subject to any outstanding order, judgment, decree or agreement adversely affecting the use thereof by the Company or any of the Company Subsidiaries. The Company and each of the Company Subsidiaries owns, or is licensed to use (in each case, free and clear of any material claims, liens or encumbrances), all Intellectual Property used in or necessary for the conduct of its business as currently conducted.

(ii) To the knowledge of the Company, the use of any Intellectual Property by the Company and the Company Subsidiaries does not currently infringe on or otherwise violate the rights of any person, and has not done so in the past five years, and such use is in accordance with any applicable license pursuant to which the Company or any of the Company Subsidiaries acquired the right to use any Intellectual Property.

(iii) To the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of the Company Subsidiaries with respect to any material Intellectual Property owned by or licensed to the Company or the Company Subsidiaries.

(iv) Neither the Company nor any of the Company Subsidiaries has received any notice of any pending claim with respect to any Intellectual Property used by the Company or any of the Company Subsidiaries.

(v) To the knowledge of the Company, no Intellectual Property owned or licensed by the Company or any of the Company Subsidiaries is being used or enforced in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

(vi) The IT Assets owned, used or held for use by the Company or any of the Company Subsidiaries operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with the business. To the Company’s knowledge, no person has gained unauthorized access to the IT Assets. The Company and the Company Subsidiaries have implemented reasonable backup and disaster recovery technology consistent with industry practices. The Company and the Company Subsidiaries take reasonable measures, directly or indirectly, to ensure the confidentiality, privacy and security of customer, employee and other confidential information. The Company and the Company Subsidiaries have complied with all Internet domain name registration and other requirements of Internet domain registrars concerning Internet domain names that are used in the business.

For the purposes of this Agreement, “Intellectual Property” shall mean trademarks, service marks, brand names, certification marks, trade dress, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, know-how, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights. “IT Assets” shall mean the computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation used in the business of the Company and the Company Subsidiaries. For purposes of this Section 2.02(w), “Registered” shall mean issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or internet domain registrar.

(x) Brokers and Finders. Except for Sandler O’Neill & Partners, L.P., Barclays Capital Inc. and FBR Capital Markets & Co. acting as placement agent with respect to investors in the United States, KB Investment & Securities Co., Ltd. acting as placement agent with respect to investors in the Republic of Korea (each, a “Placement Agent” and collectively, the “Placement Agents”) and Belstar Holdings, LLC acting as financial advisor, neither the Company nor any Company Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with the Transaction Documents or the transactions contemplated hereby and thereby.

(y) Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a Material Adverse Effect on the Company:

(i) The Company and each Company Subsidiary have complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any Company Subsidiary satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any Company Subsidiary and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii) No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any Company Subsidiary has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any Company Subsidiary to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any Company Subsidiary or (C) indicated in writing to the Company or any Company Subsidiary that it has terminated or intends to terminate its relationship with the Company or any Company Subsidiary for poor performance, poor loan quality or concern with respect to the Company’s or any Company Subsidiary’s compliance with laws.

For purposes of this Section 2.02(y):

(A) “Agency” shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any Company Subsidiary or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including, without limitation, state and local housing finance authorities;

(B) “Loan Investor” shall mean any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any Company Subsidiary or a security backed by or representing an interest in any such mortgage loan; and

(C) “Insurer” shall mean a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any Company Subsidiary, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(z) Agreements with Regulatory Agencies. Neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2008, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), with the exception of the Written Agreement and the Cease and Desist Order, nor has the Company or any Company Subsidiary been advised since December 31, 2008 and until the date of this Agreement by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. Except as Previously Disclosed, the Company and each Company Subsidiary are in compliance in all material respects with each Regulatory Agreement to which it is party or subject (including, for the avoidance of doubt, the Written Agreement and the Cease and Desist Order), and neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.

(aa) As of the date hereof, the characteristics of the loan portfolio of the Company have not materially and adversely changed from the characteristics of the loan portfolio of the Company as of December 31, 2009, except for the sale, in January 2010, of $230 million indirect automobile loan portfolio.

(bb) Prior to the Closing, no counterparty to any of the Disclosed Agreements (other than the Company or any of the Company Subsidiaries) has declared or otherwise asserted that an event of default has occurred under any of the Disclosed Agreements, and as of immediately prior to the Closing, no event of default shall exist with respect to any of the Disclosed Agreements.

(cc) Deposits. As of the date hereof, Sterling Savings Bank has at least $2,750,000,000 in core deposits (including money market, demand, checking, savings and transactional accounts and excluding secured governmental deposits and certificates of deposits) and at least $2,800,000,000 in certificates of deposits, excluding governmental and brokered deposits.

(dd) Disclosure. If Investor is not a party to a Confidentiality Agreement with the Company, the Company confirms that neither it nor, to the Company’s knowledge, any of its officers or directors nor any other person acting on its or their behalf has provided, and it has not authorized any of the Placement Agents to provide, any information that it believes constitutes material, non-public information to such Investor or its agents or counsel.

(ee) Absence of Manipulation. The Company has not, and to the Company’s knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

(ff) No Public Offerings or General Solicitation. Neither the Company, nor any of its Affiliates, has, directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities; or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and neither the Company nor any Affiliate of the Company will engage in any of the actions described in clauses (i) and (ii) of this paragraph.

Section 2.03 Representations and Warranties of the Investor. The Investor hereby represents and warrants as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date) to the Company that:

(a) Organization and Authority. If the Investor is not an individual, the Investor is an organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Investor and has organizational power and authority to own its properties and assets and to carry on its business as it is now being conducted.

(b) Authorization.

(i) The Investor has the organizational power, if the Investor is an entity, and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly authorized by the Investor and no further approval or authorization by any of the Investor’s partners, shareholders or members, as the case may be, is required. Subject to such approvals of Governmental Entities as may be required by statute or regulation, this Agreement is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law).

(ii) Neither the execution, delivery and performance by the Investor of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Investor with any of the provisions hereof, shall (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of the Investor under any of the material terms, conditions or provisions of (A) its organizational documents, if the Investor is an entity, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or, to the knowledge of the Investor, any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of their respective properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect on the Investor.

(c) Purchase for Investment. The Investor acknowledges that the Securities are “restricted securities” and have not been registered under the Securities Act, the FSCMA or under any state or foreign securities laws. The Investor (1) is acquiring the Securities as principal for its own account in the ordinary course of business and pursuant to an exemption from registration under the Securities Act solely for investment with no present intention, agreement, plan or understanding, directly or indirectly, to distribute or effect any distribution of any of the Securities to or through any person, (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws and the transfer restrictions in Section 4.14, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision, (4) in the case of an Investor in the United States, is an “accredited investor” (under Rule 501(a) of the Securities Act) and (5) in the case of an Investor in the Republic of Korea, (i) is both an “accredited investor” (under Rule 501(a) of the Securities Act) and is a “professional investor” under Article 11(1) of the Enforcement Decree of the FSCMA or (ii) is an “accredited investor” (under Rule 501(a) of the Securities Act). The Investor will not, directly or indirectly, transfer, sell, assign, pledge, convey, hypothecate or otherwise encumber or dispose of, or engage in a Hedging Transaction (as hereinafter defined) with respect to (collectively, “Transfer”), any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws. For purposes of this Agreement, “Hedging Transaction” means any short sale (whether or not against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities.

(d) Financial Capability. At Closing, the Investor shall have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(e) Brokers and Finders. No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, the Investor or its Affiliates or any of their respective officers, directors or employees for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor and no broker or finder has acted directly or indirectly for the Investor, in connection with the Transaction Documents or the transactions contemplated hereby and thereby. The Investor acknowledges that it is purchasing the Securities directly from the Company and not from the Placement Agents.

(f) Ownership. Giving effect to the Investment, as of the Closing Date, the Investor will be neither a Threshold Holder (generally an owner, for U.S. federal income tax purposes, of 5 percent of the outstanding Common Stock and any securities convertible into Common Stock) nor an Associate of a Threshold Holder pursuant to the Shareholder Rights Plan adopted by the Company on April 14, 2010 (the “Shareholder Rights Plan”), for the avoidance of doubt taking into account (i) any formal or informal understanding with any Other Investor, THL or WP to acquire Common Stock, Series D Stock or Series B Stock that would cause the Investor and such other person to be treated as an “entity” described in Treasury Regulations Section 1.382-3(a) and (ii) any direct or indirect investment in any Other Investor, THL or WP.

For informational purposes only, the definitions of certain terms in the Shareholder Rights Plan are set forth below:

(A) “Threshold Holder” shall mean any Person that is or becomes a Beneficial Owner (which, for the avoidance of doubt, shall have the meaning ascribed to it in the Rights Plan) of 5% or more of (i) Participating Securities then outstanding (including, without duplication, Participating Securities owned by any Associate of such Person) or (ii) any Class of Company Securities (other than Participating Securities).

(B) “Associate” shall mean, with respect to any Person, any other Person whose Company Securities are aggregated with the securities actually or constructively owned by the first Person pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder.

(C) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” and shall have “Beneficial Ownership” of, any Company Securities or any Rights, as applicable; (i) which such Person directly owns or (ii) which such Person would be deemed to own constructively pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including as a result of the deemed exercise of an “option” pursuant to Treasury Regulation Section 1.382-4(d) and including, without duplication, Company Securities or Rights, as applicable, owned by any Associate of such Person); provided that a Person shall not be treated as “Beneficially Owning” Company Securities pursuant to clause (i) above to the extent that such Person (1) does not have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such Company Securities and (2) properly completes and timely files a Schedule 13-D or Schedule 13-G under the Exchange Act (or any similar or successor report), indicating that it does not have such right or power. The percentage Beneficial Ownership of Participating Securities of any Person shall be equal to (A) the sum of (x) the number of shares of

Common Stock Beneficially Owned by such Person and (y) the product of (1) the number of shares of Convertible Preferred Stock Beneficially Owned by such Person and (2) the Convertible Preferred Multiplier divided by (B) the sum of (x) the number of shares of Common Stock then outstanding and (y) the product of (1) the number of shares of Convertible Preferred Stock then outstanding and (2) the Convertible Preferred Multiplier.

(D) A “Class” of Company Securities is a group of Company Securities that has substantially identical terms, including substantially identical rights to distributions.

(E) “Company Securities” shall mean (i) shares of Common Stock, (ii) shares of preferred stock (other than preferred stock that is not treated as stock pursuant to Treasury Regulation Section 1.382-2(a)(3)) of the Company and (iii) any other interest that would be treated as “stock” of the Company pursuant to Treasury Regulation Section 1.382-2T(f)(18).

(F) “Convertible Preferred Multiplier” means, with respect to any Class of Convertible Preferred Stock on any relevant date, an amount equal to the number of shares of Common Stock into which each share of such Convertible Preferred Stock is convertible or exchangeable on such date.

(G) “Convertible Preferred Stock” means any Class of preferred stock of the Company or any Subsidiary that is convertible or exchangeable, directly or indirectly, into Common Stock.

(H) “Participating Securities” shall mean the Common Stock and the Convertible Preferred Stock.

(I) “Person” shall mean any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, governmental entity, or other entity, or any group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity.

(J) “Rights” shall mean the dividend of one preferred stock purchase right for each share of Common Stock authorized and declared by Sterling’s board of directors on March 25, 2010.

(K) “Treasury Regulation” means any final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.

(g) General Solicitation. Neither the Investor, any of its Affiliates nor any person acting on its or their behalf, has made or will make offers or sales of the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), including any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(h) Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(i) Access to Information. The Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Investment; and (iv) the opportunity to ask questions of management. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in this Agreement. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(j) Independent Investment Decision. The Investor has independently evaluated the merits of its decision to purchase the Securities pursuant to this Agreement, and the Investor confirms that it has not relied on the advice of any other person’s business and/or legal counsel in making such decision. The Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. The Investor understands that each of the Placement Agents has acted solely as the agent of the Company in this placement of the Securities and the Investor has not relied on the business or legal advice of any of the Placement Agents or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to the Investor in connection with the transactions contemplated by this Agreement.

(k) No Reliance. The Investor has not relied on any representation or warranty in connection with the Investment other than those contained in the Transaction Documents.

(l) No Coordinated Acquisition. Except as disclosed to the Company on the signature page to the Subscription Agreement, the Investor (i) is not affiliated with THL or WP (for purposes of this section only, an “Anchor Investor”), (ii) reached its decision to invest in the Company independently from any Anchor Investor and any other Person known by the Investor to be a potential investor in the Company (any such person, a “Potential Investor”), (iii) is not advised or managed by an advisor or manager that advises or manages any Anchor Investor or another Potential Investor, (iv) has not entered into any agreement or understanding with any Anchor Investor or any other Potential Investor to act in concert for the purpose of exercising a controlling influence over the Company or any of its subsidiaries, including, but not limited to, any agreements or understandings regarding the voting or transfer of shares of the Company, (v) has not shared due diligence materials prepared by such Investor or any of its advisors or representatives with respect to the Company or any of its Subsidiaries with any Anchor Investor or any other Potential Investor, (vi) has not been induced, nor has induced any Anchor Investor or any other Potential Investor, to enter into the transactions contemplated by this Agreement by any Anchor Investor or any other Potential Investor, (vii) was not notified of or provided the opportunity to enter into the transactions contemplated by this Agreement pursuant to the terms of any agreement or informal understanding with any Anchor Investor or any other Potential Investor and was not required by the terms of any agreement or informal understanding to so notify any Anchor Investor or other Potential Investor, (viii) is not a party to any formal or informal understanding with any Anchor Investor or other Potential Investor to make a coordinated acquisition of stock of the Company, and the investment decision of the Investor is not based on the investment decision of any Anchor Investor or any other Potential Investor, (ix) is not a party to any formal or informal agreement or understanding concerning the appointment of any individual to the board of directors of the Company, (x) will not, by reason of the Investment, file, be required to file, or be required to be included in a Schedule 13-D or Schedule 13-G pursuant to the United States federal securities laws, (xi) has not engaged as part of a group consisting of substantially the same entities as the Potential Investors, in substantially the same combination of interests, in any additional banking or nonbanking activities or business ventures in the United States and (xii) will not pay any Anchor Investor or any other Potential Investor any fee in connection with the transactions contemplated hereby. Except as set forth on the signature page to the Subscription Agreement, the Investor does not presently hold any capital stock of the Company.

ARTICLE 3

Covenants

Section 3.01 Filings; Other Actions. Each of the Investor and the Company shall use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and expiration or termination of any applicable waiting periods, necessary or advisable for it to consummate the transactions contemplated by this Agreement and the other Transaction Documents and to perform covenants contemplated by this Agreement and the other Transaction Documents. On or prior to the Acceptance Date, the Investor shall furnish to the Company a fully completed Selling Shareholder Questionnaire attached as Appendix I hereto for use in the preparation of the Registration Statement and all of the information contained therein will be true and correct as of the Closing Date. Unless this Agreement has been terminated pursuant to Section 5.01, the Company shall call a meeting of its shareholders, promptly after the Closing, to vote on proposals (i) to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock to at least 10,000,000,000 shares or such larger (or, in the case of a reverse stock split, smaller) number as the Board of Directors determines in its reasonable judgment is necessary to effectuate the conversion of the Series B Stock, the Series C Stock and the Series D Stock into, and exercise of the TARP Warrant and the warrants granted to THL and WP for, Common Stock and (ii) to approve the conversion of the Series B Stock and the Series D Stock into, and exercise of the warrants granted to THL and WP for, Common Stock in accordance with the respective terms of the Series B Stock, Series D Stock and the warrants granted to THL and WP (collectively, the “Shareholder Proposals”). In addition, promptly following the approval of the Shareholder Proposals described in clauses (i) and (ii) above, the Company shall call a meeting of its shareholders to amend the Articles of Incorporation to adopt certain restrictions on acquisitions and dispositions of securities by persons that hold, or intend to acquire, 5% or more of the value of the Common Stock of the Company, in substantially the form attached hereto as Exhibit C (the “Charter Amendment Proposal”). The Company shall also seek approval of the shareholder to effectuate a reverse stock split of the Common Stock at a ratio to be determined by the Board of Directors for the purpose of complying with NASDAQ Listing Rule 5450(a)(1) (the “Reverse Stock Split”). The Board of Directors shall unanimously recommend to the Company’s shareholders that such shareholders approve the Shareholder Proposals, the Charter Amendment Proposal and the Reverse Stock Split. In connection with the meeting to approve the Shareholder Proposals, within fifteen business days following the Acceptance Date, the Company shall prepare and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to solicit proxies for such shareholder approval and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such shareholders’ meeting to be mailed to the Company’s shareholders as promptly as practicable after clearance thereof by the SEC. If at any time prior to such shareholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail or otherwise disseminate to its shareholders such an amendment or supplement. The Company agrees promptly to correct any information in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail or otherwise disseminate to its shareholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The directors’ recommendation described in this Section 3.01(c) shall be included in the proxy statement filed in connection with obtaining such shareholder approval. In the event that the approval of the Shareholder Proposals are not obtained at such special shareholders’ meeting, the Company shall include a proposal to approve (and, the Board of Directors shall unanimously recommend approval of) the Shareholder Proposals at a meeting of its shareholders no less than once in each subsequent three-month period until such approval is obtained or made, with such three-month period to commence on the date that is 120 days after the Closing Date. Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, Affiliates, directors, officers, partners and shareholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with such shareholders’ meeting and any other statement, filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any Governmental Entity in connection with the Closing and the other transactions contemplated by the Transaction Documents.

Section 3.02 Conduct of the Business. Prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 5.01, the Company shall, and, shall cause each Company Subsidiary to: (a) use commercially reasonable efforts to carry on its business in the ordinary course of business and use reasonable best efforts to maintain and preserve its and such Company Subsidiary’s business (including its organization, assets, properties, goodwill and insurance coverage) and preserve business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it; provided, that nothing in this clause (a) shall limit or require any actions that the Board of Directors may, in good faith, determine to be inconsistent with their duties or the Company’s obligations under applicable law or imposed by any Governmental Entity and (b) if the Company shall (1) declare or pay any dividend or distribution (other than ordinary cash dividends consistent with past practices) on any shares of Company capital stock, or (2) take any action that would require any adjustment to be made under the terms of the Securities as if such Securities were issued on the date of this Agreement, make appropriate adjustments with respect to the Investor such that the Investor shall receive the benefit of such transaction as if the Securities to be issued to the Investor at the Closing had been outstanding as of the date of such action.

Section 3.03 Voting Agreements. The Company shall use reasonable best efforts to enforce the agreement by THL in Section 3.1(b) of the THL Investment Agreement, the agreement by WP in Section 3.1(b) of the WP Investment Agreement and the agreement by Treasury in Section 5.6 of the TARP Exchange Agreement to vote or cause to be voted all shares of capital stock beneficially owned by it and eligible to vote on the Shareholder Proposals in favor of the Shareholder Proposals (but only to the extent the Shareholder Proposals entail only the specific items set forth in the definition thereof) and shall not agree to any modifications to or waivers of such agreements.

Section 3.04 FDIC Final Statement of Policy on Qualifications for Failed Bank Acquisitions. So long as the Investor holds any Securities, the Company will not, without the consent of the Investor, take any action, directly or indirectly, through its subsidiaries or otherwise, that the Board of the Directors of the Company believes in good faith would reasonably be expected to cause the Investor to be subject to transfer restrictions or other covenants of the FDIC Final Statement of Policy on Qualifications for Failed Bank Acquisitions as in effect at the time of taking such action.

Section 3.05 Additional Filings. Within four business days following the Closing, the Company shall file a Current Report on Form 8-K with the SEC announcing the Closing.

ARTICLE 4

Additional Agreements

Section 4.01 Legend.

(a) The Investor agrees that all certificates or other instruments representing the Securities subject to this Agreement shall bear a legend substantially to the following effect, as applicable:

“(i) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(ii) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT OF KOREA (“FSCMA”) AND THE REGULATIONS THEREUNDER, INCLUDING THE REGULATION ON SECURITIES ISSUANCE AND PUBLIC DISCLOSURE AND MAY ONLY BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN COMPLIANCE WITH THE FSCMA AND THE REGULATIONS THEREUNDER, INCLUDING, WITHOUT LIMITATION, THE

REQUIREMENT THAT: (A) A REGISTRATION STATEMENT BE DULY FILED WITH KOREA’S FINANCIAL SERVICES COMMISSION AS A PRE-CONDITION TO CARRYING OUT ANY TRANSFER, SALE OR DISPOSITION, AS WELL AS ANY SOLICITATIONS RELATED THERETO, IN ANY MANNER THAT WOULD CONSTITUTE A PUBLIC OFFERING UNDER THE FSCMA AND THE REGULATIONS THEREUNDER; OR (B) THAT ANY SUCH TRANSFER, SALE OR DISPOSITION OTHERWISE BE MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH REGULATIONS. SECURITIES LISTED ON THE NEW YORK STOCK EXCHANGE OR THE NASDAQ NATIONAL OR CAPITAL MARKET ARE NOT SUBJECT TO RESTRICTIONS ON TRANSFERS UNDER THE FSCMA TO THE EXTENT THAT TRANSFERS OF SUCH LISTED SECURITIES ARE MADE THROUGH AN OPEN MARKET TRANSACTION.

(iii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN SECTION 4.14 OF THE SUBSCRIPTION AGREEMENT, DATED AS OF [            ], 2010, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(iv) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE SERIES D STOCK ARTICLES OF AMENDMENT, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”

(b) The legend set forth in clause (iv) shall only apply to the Series D Stock. Upon request of the Investor, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be, the Company shall promptly cause clause (i) legend to be removed from any certificate for any Securities to be so transferred. On the first anniversary of the Closing, the Company shall, upon the written request of the Investor, cause clauses (i) and (ii) of the legend shall be removed; provided that the Investor is not an Affiliate of the Company. The Investor acknowledges that the Securities are “restricted securities” and have not been registered under the Securities Act, under any state securities laws or under the FSCMA and agrees that it shall not, directly or indirectly, Transfer any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws. The Investor also acknowledges that, notwithstanding the removal of clause (ii) of the legend in accordance herewith, the Investor must comply with any registration and other requirements under the FSCMA that may apply in the event that the Investor desires to carry out any transfer, sale or disposition of the Securities in a manner that would constitute a public offering under the FSCMA.

Section 4.02 Reservation for Issuance. Following approval of the Shareholder Proposals and prior to the conversion of the Securities, the Company shall reserve that number of Common Shares sufficient for issuance upon conversion of Securities owned at any time by the Investor.

Section 4.03 Gross-up Rights.

(a) Sale of New Securities. After the Closing, until the earlier of (x) the date on which the Investor no longer owns Securities representing a Qualifying Ownership Interest (before giving effect to any issuances triggering provisions of this Section 4.03) or (y) the first anniversary of the Closing Date, at any time that the Company makes any public or nonpublic offering or sale of any equity (including Common Stock, preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an “equity” kicker) (including any hybrid security) (any such security, a “New Security”) (other than (1) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board of Directors (so long as the authorized awards under the Company’s stock incentive plans represent less than 10% of the outstanding shares of capital stock) or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board of Directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case, in the ordinary course of providing incentive compensation, (2) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction, (3) issuances of shares of Common Stock upon the conversion or exercise of any convertible preferred stock or warrants issued in connection with the THL Investment, the Warburg Investment, the Other Private Placements or the TARP Exchange, in each case, in accordance with the terms thereof as of the date hereof) or (4) issuances of rights, stock or other property pursuant to the Shareholder Rights Plan) the Investor shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities. The amount of New Securities that the Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by the Investor plus the number of shares of Common Stock represented by the Series D Stock held by the Investor on an as-converted basis as of such date, and the denominator of which is the number of shares of Common Stock then outstanding plus the number of shares of Common Stock represented by the Series B Stock and Series D Stock then outstanding (if any).

(b) Notice. In the event the Company proposes to offer or sell New Securities that are subject to the Investor’s rights under Section 4.03(a), it shall give the Investor written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than five business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering. The Investor shall have five business days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4.03 and as to the amount of New Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 4.03(a). Such notice shall constitute a nonbinding indication of interest of the Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Investor to respond within such five business day period shall be deemed to be a waiver of the Investor’s rights under this Section 4.03 only with respect to the offering described in the applicable notice.

(c) Purchase Mechanism. If the Investor exercises its rights provided in this Section 4.03, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within 50 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 30 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or stockholder approvals). Each of the Company and the Investor agree to use their commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(d) Failure of Purchase. In the event the Investor fails to exercise its rights provided in this Section 4.03 within the five business day period described in Section 4.03(b) or, if so exercised, the Investor is unable to consummate such purchase within the time period specified in Section 4.03(c) above because of its failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled during the period of 120 days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 45 days from the date of such agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.03 or which the Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon other terms that, taken in the aggregate, are not more favorable to the purchasers of such securities than were specified in the Company’s notice to the Investor. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of 10 business days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 120 days from the date of the applicable agreement with respect to such sale.

(e) Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f) Cooperation. The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s rights under this Section 4.03, including securing any required approvals or consents.

Section 4.04 Exchange Listing. The Company shall promptly use its reasonable best efforts to cause the shares of Common Stock reserved for issuance pursuant to the conversion of the shares of Series D Stock to be approved for listing on the NASDAQ, subject to official notice of issuance and upon receipt of the requisite approval by the Company’s shareholders of the Shareholder Proposals, as promptly as practicable, and in any event before the Closing if permitted by the rules of the NASDAQ.

Section 4.05 Registration Rights.

(a) Registration.

(i) Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as practicable after the Closing Date (and in any event, for all Registrable Securities (including the Series D Stock, if still outstanding, and Common Stock issued or issuable upon conversion of the Series D Stock), no later than the date that is 30 days after the Closing Date, the Company shall have prepared and filed with the SEC one or more shelf registration statements (each, a “Shelf Registration Statement”) covering such Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover such Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective by the SEC on or prior to the 60th day following the filing thereof, provided that the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared effective no later than three business days after the receipt of written notice from the SEC that (A) it will not review the

Company’s Shelf Registration Statement or (B) it has completed its review of and has no additional comments to or further requirements that would preclude the Company from requesting that the Shelf Registration Statement be declared effective, and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until the time as there are no such Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires).

(ii) Any registration pursuant to this Section 4.05(a) shall be effected by means of a shelf registration under the Securities Act in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415.

(iii) The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement):

(A) with respect to securities that are not Registrable Securities;

(B) during any Scheduled Black-out Periods;

(C) if, during the 6-month period following the Closing, there is existing or pending any acquisition or probable acquisition, business combination or other similar transaction (a “Material Event”) that, in the good faith judgment of the Board of Directors, would make it inappropriate or inadvisable to effect such registration to be effected at such time, in which event the Company shall have the right to defer such registration during such period until, in the good faith judgment of the Board of Directors, public disclosure of such Material Event or the omission to disclose such Material Event would not be prejudicial or contrary to the interests of the Company; or

(D) if the Company has notified the Investor and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its security holders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 45 days after receipt of the request of the Investor or any other Holder; provided, that such right to delay a registration pursuant to this clause (D) shall be exercised by the Company (x) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights (if any) against holders of similar securities that have registration rights and (y) not more than two times in any 12-month period and not more than 90 days in the aggregate in any 12-month period.

(iv) If during any period when the Shelf Registration Statement is not effective or available, the Company proposes to register any of its securities, other than a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company shall give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.05(a)(iv) prior to the effectiveness of such registration, whether or not the Investor or any other Holders have elected to include Registrable Securities in such registration.

(v) If the registration referred to in Section 4.05(a)(iv) is proposed to be underwritten, the Company shall so advise the Investor and all other Holders as a part of the written notice given pursuant to Section 4.05(a)(iv). In such event, the right of the Investor and all other Holders to registration pursuant to this Section 4.05(a) shall be conditioned upon such persons’ participation in such underwriting and the inclusion of such persons’ Registrable Securities in the underwriting, and each such person shall (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Investor.

(vi) If (x) the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement or (y) a Piggyback Registration under Section 4.05(a)(iv) relates to an underwritten primary offering on behalf of the Company, and in either case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company shall include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority: (i) first, in the case of a Piggyback Registration under Section 4.05(a)(iv), the securities the Company proposes to sell, (ii) second, Common Stock and other securities of the Company issued to Treasury, (iii) third, (x) Registrable Securities (as defined in the THL Investment Agreement) of THL and all other Holders (as defined in the THL Investment Agreement) who have requested registration of such Registrable Securities pursuant to Sections 4.10(a)(2) or 4.10(a)(4) of the THL Investment Agreement, (y) Registrable Securities (as defined in the WP Investment Agreement) of WP and all other Holders (as defined in the WP Investment Agreement) who have requested registration of such Registrable Securities pursuant to Sections 4.10(a)(2) or 4.10(a)(4) of the WP Investment Agreement and (z) Registrable Securities of the Investor and all other Holders and any other persons exercising their piggyback registration rights under the Other Private Placements who have requested registration of Registrable Securities pursuant to Section 4.05(a)(iv) (or corresponding sections of the other investment agreements entered into in connection with the Other Private Placements), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iv) fourth, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder shall be borne by the Holders selling in such registration pro rata on the basis of the aggregate number of securities or shares being sold.

(c) Obligations of the Company. The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(i) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to Section 4.05(c), and keep such registration statement effective or such prospectus supplement current.

(ii) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(iii) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(iv) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(vi) Give written notice to the Holders:

(A) when any registration statement filed pursuant to Section 4.05(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(F) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.05(c) cease to be true and correct.

(vii) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.05(c)(vi)(C) at the earliest practicable time.

(viii) Upon the occurrence of any event contemplated by Section 4.05(c)(v) or Section 4.05(c)(vi)(E) and subject to the Company’s rights under Section 4.05(d), the Company shall promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ix) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(x) Cause all such Registrable Securities to be listed on each securities exchange on which the same class of securities issued by the Company are then listed or, if the same class of securities is not then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities of such class to be listed on the New York Stock Exchange or the NASDAQ, as determined by the Company.

(xi) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(xii) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d) Suspension of Sales. During (i) any Scheduled Black-out Period or (ii) upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until termination of such Scheduled Black-out Period or until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension under clause (ii) of the foregoing may be in effect in any 12-month period shall not exceed 90 days, provided, however, that if there is existing or pending a Material Event that, in the good faith judgment of the Board of Directors, would make use of the Shelf Registration Statement inappropriate or inadvisable at such time, the Company shall have the right to suspend such registration during the 6-month period following the Closing until, in the good faith judgment of the Board of Directors, public disclosure of such Material Event or the omission to disclose such Material Event would not be prejudicial or contrary to the interests of the Company.

(e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f) Furnishing Information.

(i) Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(ii) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.05(c) that the Investor and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(g) Indemnification.

(i) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.

(ii) If the indemnification provided for in Section 4.05(g)(i) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.05(g)(ii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.05(g)(i). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(h) Assignment of Registration Rights. The rights of the Investor to registration of Registrable Securities pursuant to Section 4.05(a) may be assigned by the Investor to a transferee or assignee of Registrable Securities to which (i) there is transferred to such transferee no less than an aggregate amount of 15,000,000 shares (subject to adjustment for forward or reverse stock splits, stock dividends or combinations) of Common Stock constituting Registrable Securities and (ii) such Transfer is permitted under the terms hereof; provided, however, that the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

(i) Holdback. With respect to any underwritten offering of Registrable Securities by the Investor or other Holders pursuant to this Section 4.05, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 60 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter. The Company also agrees to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or the Company Subsidiaries or in connection with dividend reinvestment plans.

(j) Rule 144 Reporting. With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(ii) so long as the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon request: (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; (y) a copy of the most recent annual or quarterly report of the Company; and (z) such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

(iii) to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(k) As used in this Section 4.05, the following terms shall have the following respective meanings:

(i) “Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.05(h) hereof.

(ii) “Register,” “registered” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

(iii) “Registrable Securities” means (A) all Common Stock held by the Investor from time to time, (B) the shares of Common Stock issued or issuable pursuant to the conversion of the Series D Stock (C) to the extent that the Shareholder Proposals have not been approved within 120 days of the Closing Date, all Series D Stock held by the Investor from time to time, and (D) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in any of the foregoing clauses by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities shall not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at one time.

(iv) “Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.05, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show” and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(v) “Rule 144,” “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(vi) “Scheduled Black-out Period” means the period from and including the 15th day of the third month of a fiscal quarter of the Company to and including the business day after the day on which the Company publicly releases its earnings for such fiscal quarter.

(vii) “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

(l) At any time, any holder of Shares (including any Holder) may elect to forfeit its rights set forth in this Section 4.05 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Section 4.05(a)(iv) through Section 4.05(a)(vi) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 4.05(f) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 4.05(l), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities pursuant to Section 4.05(a)(iv) prior to the date of such Holder’s forfeiture.

Section 4.06 Confidentiality Agreement. Notwithstanding anything herein to the contrary, any confidentiality agreement between the Company and the Investor relating to confidential information provided by the Company to the Investor for the purpose of evaluating an investment in the Company (a “Confidentiality Agreement”), except to the extent previously terminated or waived in writing by the Company, shall remain in full force and effect in accordance with its terms.

Section 4.07 Articles of Amendment. In connection with the Closing and subject to the Par Value Change, the Company shall file the Series D Stock Articles of Amendment for the Series D Stock in the State of Washington, and such Series D Stock Articles of Amendment shall continue to be in full force and effect as of the Closing Date.

Section 4.08 No Change in Control. The Company shall and shall cause the Company Subsidiaries to take all actions necessary to ensure that none of the transactions contemplated by this Agreement, the THL Investment, the WP Investment, the Other Private Placements, the TARP Exchange and the exchange, repurchase, redemption or other similar transaction or payments of any distributions thereon, in each case, if any, of or with respect to, as applicable, any of the trust preferred securities issued by certain vehicles associated with the Company, to the extent (x) consummated or (y) the Company having entered into an agreement or understanding in relation thereto on or prior to the Closing (a “TruPS Exchange”), if any, individually or in the aggregate, shall give rise to a change in control under, or result in the breach or the violation of, or the acceleration of any right under, or result in any additional rights, or the triggering of any antidilution adjustment under the Stock Plans or any other contract or agreement to which the Company or any Company Subsidiary is a party, including without limitation having any such contracts or agreements waived in writing or amended prior to Closing.

Section 4.09 Listing Authorization. The Company (i) shall use its reasonable best efforts to cause promptly following the approval of the Shareholder Proposals and prior to their issuance, all Common Shares issuable upon conversion of the Series D Stock and (ii) shall use its reasonable best efforts to cause, not later than the date that is 120 days after the Closing Date, the Series D Stock, if still outstanding, in each of (i) and (ii), to have been authorized for listing on the NASDAQ or such other market on which the Common Stock is then listed or quoted subject to official notice of issuance.

Section 4.10 Indemnity.

(a) The Company agrees to indemnify and hold harmless the Investor and its Affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls the Investor within the meaning of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Investor Indemnified Parties”), to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable out-of-pocket attorneys’ fees, expenses and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from any inaccuracy in or breach of the Company’s representations, warranties or certifications, as applicable (x) in this Agreement or (y) in the certificate delivered pursuant to Section 1.02(b)(xi) and the Company’s breach of agreements or covenants made by the Company in this Agreement (other than any Losses attributable to the errors or omissions on the part of the Investor, but not including the transactions contemplated hereby and other than any Losses relating to any specific claim where proceedings are initiated by the Investor or any Investor Indemnified Party where the Investor or such Indemnified Party is not the substantially prevailing party with respect to such claim).

(b) The Investor agrees to indemnify and hold harmless each of the Company and its Affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls the Company within the meaning of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Company Indemnified Parties”), to the fullest extent lawful, from and against any and all Losses arising out of or resulting from any inaccuracy in or breach of the Investor’s representations or warranties in this Agreement or the Investor’s breach of agreements or covenants made by the Investor in this Agreement.

(c) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.10 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at the cost and expense of the Indemnifying Party counsel and conduct the defense thereof; provided, however, that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with regard to any single action or group of related actions. If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. The Indemnifying Party further agrees that it shall not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(d) The Company shall not be required to indemnify any Investor Indemnified Party (1) for any claim pursuant to Section 4.10(a) if the amount of Losses incurred with respect to such claim are less than $50,000 (any claim involving Losses less than such amount being referred to as a “De Minimis Claim”) (it being understood and agreed that one or more related claims shall be treated as one claim for purposes of determining whether such $50,000 threshold has been met) and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (excluding any De Minimis Claims) pursuant to Section 4.10(a) exceed $1,500,000, in which event the Company shall be responsible for the amount of such excess. The Investor shall not be required to indemnify any Company Indemnified Parties (1) for any claim pursuant to Section 4.10(b) if the amount of Losses incurred with respect to such claim are less than $50,000 (any claim involving Losses less than such amount being referred to as a “De Minimis Claim” and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (excluding any De Minimis Claims) pursuant to Section 4.10(b) exceed $1,500,000, in which event the Investor shall be responsible for the amount of such excess.

(e) No indemnity obligation under this Section 4.10 shall result from a breach of the representation set forth in Section 2.02(c) to the extent that such breach is fully remedied by an adjustment under Section 6.16 hereof. The cumulative indemnification obligation of (1) the Company to all of the Investor Indemnified Parties or (2) the Investor to all of the Company Indemnified Parties, in each case, for inaccuracies in or breaches of representations and warranties, shall in no event exceed the Purchase Price.

(f) The obligations of the Indemnifying Party under this Section 4.10 shall survive the Transfer, redemption or conversion of the Securities issued pursuant to this Agreement, or the closing or termination of this Agreement and any other Transaction Document. The indemnity provided for in this Section 4.10 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided, that nothing herein shall limit in any way any such party’s remedies in respect of intentional and willful fraud, intentional and willful misrepresentation or omission or intentional and willful misconduct by the other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof. The indemnification rights contained in this Section 4.10 are not limited or deemed waived by any investigation or knowledge by the Indemnified Party prior to or after the date hereof.

(g) Any indemnification payments pursuant to this Section 4.10 shall be treated as an adjustment to the Purchase Price for the Securities for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.

Section 4.11 Continued Listing Authorization. The Company shall take all steps necessary to prevent the Common Shares from being delisted from the NASDAQ as a result of failure to comply with NASDAQ Listing Rule 5450(a)(1), including, effecting a reverse stock split of the Common Stock, if necessary, to comply with NASDAQ Listing Rule 5450(a)(1).

Section 4.12 Most Favored Nation. The Company shall not offer any investors in the Other Private Placements, or any other capital raising transaction occurring at the same time as the transactions contemplated by this Agreement (excluding the THL Investment and the Warburg Investment), terms more favorable, in form or substance, than those offered in connection with the Investment, unless the Investor is also provided with such terms.

Section 4.13 Certain Other Transactions.

(a) During the one-year period following the Closing, notwithstanding anything in this Agreement to the contrary, the Company shall not directly or indirectly effect or cause to be effected any transaction with a third party that would reasonably be expected to result in a Change in Control unless such third party shall have provided prior assurance in writing to the Investor (in a form that is reasonably satisfactory to the Investor) that the terms of this Agreement shall be fully performed (i) by the Company or (ii) by such third party if it is the successor of the Company or if the Company is its direct or indirect subsidiary. For the avoidance of doubt, it is understood and agreed that, in the event that a Change in Control occurs on or prior to the Closing, the Investor shall maintain the right under this Agreement to acquire, pursuant to the terms and conditions of this Agreement, the Securities (or such shares of stock or other securities or property (including cash) into which the Securities may have become exchangeable as a result of such Change in Control), as if the Closing had occurred immediately prior to such Change in Control.

(b) In the event that, at or prior to the Closing, (i) the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock issued and outstanding as of the Acceptance Date is changed as a result of any reclassification, stock split (including reverse split), stock dividend or distribution (including any dividend or distribution of securities convertible or exchangeable into or exercisable for shares of Common Stock), merger, tender or exchange offer or other similar transaction (other than the TARP Exchange, the THL Investment, the WP Investment or the Other Private Placements), or (ii) the Company fixes a record date that is at or prior to the Closing Date for the payment of any non-stock dividend or distribution on the Common Stock other than any Ordinary Cash Dividends, then the number of shares of Common Stock and Series D Stock to be issued to the Investor at the Closing under this Agreement shall be equitably adjusted and/or the shares of Common Stock and Series D Stock to be issued to the Investor at the Closing under this Agreement shall be equitably substituted with shares of other stock or securities or property (including cash), in each case, to provide the Investor with substantially the same economic benefit from this Agreement as the Investor had prior to the applicable transaction as determined in good faith by the Company’s Board of Directors. Notwithstanding anything in this Agreement to the contrary, in no event shall the Purchase Price or any component thereof be changed by the foregoing.

(c) In the event that, at or prior to the Closing, there occurs any distribution, issuance or other transaction that would result in any adjustment or give rise to any right under Section 7 of the Series D Stock Articles of Amendment if the applicable transaction were to occur after the Closing, then the form of the Series D Stock Articles of Amendment shall be amended, automatically and without action on the part of the parties to this Agreement, to reflect any adjustment to or right in respect of (x) the Conversion Rate (as defined in the Series D Stock Articles of Amendment) and (y) the amount and nature of shares of stock or other securities or property (including cash) that a holder of Series D Stock would receive upon the conversion of the Series D Stock Articles of Amendment, in each case, that would be effected or created in accordance with Section 7 of the Series D Stock Articles of Amendment as if the Series D Stock Articles of Amendment had been issued to the Investor on the date of this Agreement and were in effect at the time of the applicable transaction. In connection with such amendment, all references to the Series D Stock Articles of Amendment in this Agreement shall be conformed, automatically and without action on the part of the parties to this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, in no event shall the Purchase Price or any component thereof be changed by the foregoing.

(d) Notwithstanding anything in the foregoing, the provisions of this Section 4.13 shall not be triggered by (i) the transactions contemplated by the Other Private Placements, (ii) the transactions contemplated by the TARP Exchange, (iii) any issuances of shares of the Series E Stock or Common Stock under the terms of the Shareholder Rights Plan (including upon exercise of Rights (as defined in the Shareholder Rights Plan) issued pursuant thereto), or (iv) any issuances of options, restricted stock units or other equity-based awards granted to newly-appointed directors, employees or consultants of the Company at or around the same time as the Investment, the THL Investment, the WP Investment, the Other Private Placements and the TARP Exchange, or the issuance of Common Stock to such persons, including upon exercise of any such options (not to exceed 2.5% of the capital stock of the Company on a fully-diluted basis).

Section 4.14 Transfer Restrictions.

(a) The Investor shall comply with the transfer restrictions set forth in the Charter Amendment Proposal as if the Charter Amendment Proposal had been approved and effective as of the Closing Date (until such time as the Charter Amendment Proposal actually is approved and effective).

(b) An Investor not in the Republic of Korea may not sell, assign or transfer any of the Securities it holds to a Korean resident (as defined in the Foreign Exchange

Transaction Law of Korea) within one year from the issuance date of such Securities, and an Investor in the Republic of Korea may not sell, assign or transfer any of the Securities it holds to another Korean resident other than to a professional investor (as defined in the Enforcement Decree of the FSCMA) within one year from the issuance date of such Securities, provided that, in each case, such restrictions shall not apply to transactions effected through a U.S. securities exchange.

Section 4.15 Additional Regulatory Matters. So long as the Investor has a Qualifying Ownership Interest, the Company shall not take any action, (including, any redemption, repurchase or recapitalization of Common Stock, of securities or rights, options, or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Investor is not given the right to participate in such redemption, repurchase or recapitalization to the extent of the Investor’s pro rata proportion) that, based on the advice of legal, could cause the Investor or any of its Affiliates to be deemed to become, or “control”, a “bank holding company” with respect to the Company and its Affiliates within the meaning of the BHC Act, including the rules and regulations promulgated thereunder (or any successor provision); provided, however, that the Company shall not be deemed to have violated this Section 4.15 if it has given the Investor the opportunity to participate in such redemption, recapitalization or repurchase to the extent of the Investor’s pro rata proportion and the Investor fails to so participate.

In the event that the Company breaches its obligations under this Section 4.15 or believes that it is reasonably likely to breach such obligations, it shall immediately notify the Investor and shall cooperate in good faith with the Investor to modify an ownership or other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

ARTICLE 5

Termination

Section 5.01 Termination. This Agreement shall be terminated prior to the Closing:

(a) by mutual written agreement of the Company and the Investor;

(b) by the Company or the Investor, upon written notice to the other parties, in the event that the Closing does not occur on or before the 15th business day following the Acceptance Date (subject to automatic extension until the 20th business day following the Acceptance Date if by such 15th business day (1) THL has not received from the Board of Governors of the Federal Reserve System written confirmation, satisfactory to THL in its reasonable judgment, to the effect that neither THL nor any of its Affiliates (which for purposes of this paragraph shall include all “affiliates” as defined in the Bank Holding Company Act of 1956 (the “BHC Act”) or Regulation Y of the Federal Reserve)

shall be deemed to control the Company or any Company Subsidiary after the closing of the THL Investment for purposes of the BHC Act, or (2) WP has not received from the Board of Governors of the Federal Reserve System written confirmation, satisfactory to WP in its reasonable judgment, to the effect that neither WP nor any of its Affiliates shall be deemed to control the Company or any Company Subsidiary after the closing of the WP Investment for purposes of the BHC Act) (the “Transaction Deadline”); provided, however, that the right to terminate this Agreement pursuant to this Section 5.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by the Company or the Investor, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable; or

(d) by the Company or the Investor, upon termination of the THL Investment Agreement or the WP Investment Agreement.

Section 5.02 Effects of Termination. In the event of any termination of this Agreement as provided in Section 5.01, this Agreement (other than this Section 5.02 and Article 6 (excluding Section 6.16), which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided, that nothing herein shall relieve any party from liability for willful breach of this Agreement.

ARTICLE 6

Miscellaneous

Section 6.01 Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of fifteen months following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect, including in respect of Section 4.10; provided, that the representations and warranties in Section 2.02(a), 2.02(b), 2.02(c), 2.02(d), 2.03(a), and 2.03(b) shall survive indefinitely and the representations and warranties in Section 2.02(i), 2.03(f) and 2.03(l) shall survive until 60 days after the expiration of the applicable statutory periods of limitations. Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

Section 6.02 Amendment. No amendment of this Agreement shall be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

Section 6.03 Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement shall be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver; provided, however, that in the case of a waiver by the Investor of any of the conditions set forth in Section 1.02, such waiver need not be signed but instead may be in the form of an email from the email address provided by the Investor on the signature page to the Subscription Agreement attached hereto.

Section 6.04 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles shall be deemed as sufficient as if actual signature pages had been delivered.

Section 6.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

Section 6.06 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.07 Venue; Appointment of Agent for Service of Process.

(a) The Investor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Investor has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Investor irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Investor hereby appoints the agent indicated on the signature page to this Agreement as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Investor waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Investor represents and warrants that such agent has agreed to act as its agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. The provisions of this Section 6.07(b) shall only apply to the Investor if such Investor is a corporation, partnership or any other entity organized under the laws of the Republic of Korea or an individual residing in the Republic of Korea.

Section 6.08 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Placement Agents could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.

Section 6.09 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to the Investor, at the address set forth on the signature page to this Agreement.

(b) If to the Company:

Sterling Financial Corporation

111 North Wall Street

Spokane, WA 99201

Attn: J. Gregory Seibly

Facsimile: (509) 358-6191

with a copy to (which copy alone shall not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn: John L. Douglas

          Sarah K. Solum

Facsimile: (212) 701-5145

                  (650) 752-3611

and

Witherspoon Kelley

422 W. Riverside Avenue, Suite 1100

Spokane, WA 99201

Attn: Andrew J. Schultheis

Facsimile: (509) 458-2728

Section 6.10 Entire Agreement, Etc. (a) This Agreement (including the Exhibits and Disclosure Schedules hereto), the Transaction Documents and any Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; and (b) this Agreement shall not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void), except that the Investor shall be permitted to assign its rights or obligations hereunder as provided in Section 4.05.

Section 6.11 Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. When used herein:

(i) the term “Affiliate” means, with respect to any person, any person directly or indirectly Controlling, Controlled by or under Common Control with, such other person.

(ii) “Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under Common Control with”), when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(iii) “Transaction Documents” refers collectively to this Agreement and the Series D Stock Articles of Amendment;

(iv) the word “or” is not exclusive;

(v) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(vi) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(vii) “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close;

(viii) “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(ix) “Beneficially Own,” “Beneficial Owner” and “Beneficial Ownership” are defined in Rules 13d-3 and 13d-5 of the Exchange Act; and

(x) “to the knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of the officers of the Company listed on Section 6.11(ix) of the Disclosure Schedule.

(xi) “Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

(A) individuals who, on the date of this Agreement, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors; provided that any person becoming a director subsequent to the date of this Agreement whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the relevant party in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director (except that no individuals who were not directors at the time any agreement or understanding with respect to any Business Combination or contested election is reached shall be treated as Incumbent Directors for the purposes of clause (C) below with respect to such Business Combination or this paragraph in the case of a contested election); provided, further, that each of the board representatives designated pursuant to the THL Investment Agreement and WP Investment Agreement will be treated as an Incumbent Director even if the person designated to be such board representative should change;

(B) any person is or becomes a Beneficial Owner (other than the Treasury and each of WP and THL and their Affiliates), directly or indirectly, of 20% of the aggregate voting power of the Voting Securities; provided, however, that the event described in this clause (B) will not be deemed a Change in Control by virtue of any holdings or acquisitions: (i) by the Company or any of the Company Subsidiaries, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of the Company Subsidiaries; provided that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Internal Revenue Code of 1986, as amended) do not exceed 20% of the then outstanding Voting Securities, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction;

(C) the consummation of a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s shareholders (a “Business Combination”), unless immediately following such Business Combination: (x) more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has Beneficial Ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Voting Securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and (y) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time the Company’s Board of Directors approved the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (x) and (y) above will be deemed a “Non-Qualifying Transaction”); or

(D) the shareholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

(xii) “made available” means information set forth in documents contained in a data room prepared by the Company for use by the Investor, it being understood that access to such data room was made available prior to the date of this Agreement to each Investor that executed and delivered a Confidentiality Agreement with the Company in customary form. Investors that have not signed Confidentiality Agreements with the Company, at their election, have not had access to the data room.

(xiii) “Voting Securities” shall mean at any time shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors.

(xiv) “Ordinary Cash Dividends” means the portion, if any, of any cash dividend that (i) is made out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles, consistently applied) and (ii) does not exceed $4,500,000 per quarter in the aggregate.

(xv) “Qualifying Ownership Interest” means 3.0% or more of the number of shares of Common Stock (counting (i) as shares of Common Stock owned by the Investor and outstanding, all shares of Common Stock into which Series D Shares owned by the Investor are convertible and (ii) as shares outstanding, (A) all shares of Common Stock into which shares of Series B Stock and Series D Stock then outstanding are convertible and (B) excluding all Common Shares issued by the Company after the Closing Date other than as contemplated by this Agreement and the Securities).

Section 6.12 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

Section 6.13 Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.14 No Third Party Beneficiaries. Except as set forth in the following sentence, nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit, right or remedies, except that the provisions of Section 4.05 shall inure to the benefit of the persons referred to in those Sections. The Company and the Investor agree that the Placement Agents, as placement agents for the Shares, shall be third party beneficiaries of the representations, warranties and agreements made or given by the parties hereunder.

Section 6.15 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

Section 6.16 Certain Adjustments. If (i) the representations and warranties set forth in Section 2.02(c) shall not be true and correct as of the Closing Date and (ii) if and to the extent that an adjustment is made pursuant to either Section 6.14 of the THL Investment Agreement or Section 6.14 of the WP Investment Agreement, the number of shares of Common Stock, the number of shares of Series D Stock to be purchased by the Investor and the number of shares of Common Stock issuable upon conversion thereof shall be proportionately adjusted to provide the Investor the same economic effect as contemplated by this Agreement in the absence of such failure to be true and correct as determined in good faith by the Board of Directors of the Company.

Section 6.17 Public Announcements. Subject to the Investor’s disclosure obligations imposed by law or regulation, the Investor shall not make any news release or public disclosure with regard to this Agreement and any of the transactions contemplated hereby without first consulting with the Company and receiving its written consent (which shall not be unreasonably withheld or delayed), and each party shall coordinate with the other with respect to any such news release or public disclosure. The Company shall not publicly disclose the name of the Investor, any Affiliate or any advisor to the Investor, or include the name of the Investor, any Affiliate of or advisor to the Investor in any news release or public disclosure, without the prior written consent of the Investor, except as required by applicable law or regulation, in which case the Company shall use reasonable efforts to provide the Investor with prior written notice of such disclosure.

Section 6.18 No Recourse. This Agreement may only be enforced against the named parties hereto. All claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may be made only against the entities that are expressly identified as parties hereto or that are subject to the terms hereof, and no past, present or future director, officer, employee, incorporator, member, manager, partner, stockholder, Affiliate, agent, attorney or representative of the Investor or any other party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action, whether in tort, contract or otherwise, that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement and the transactions contemplated hereby and thereby.

APPENDIX I

SELLING SHAREHOLDER QUESTIONNAIRE

The undersigned beneficial owner of Common Stock (the “Common Stock”) and Series D Convertible Participating Voting Preferred Stock (“Series D Preferred Stock”) of Sterling Financial Corporation (the “Company”) understands that Sterling has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of Common Stock and Series D Convertible Preferred Stock that qualifies as Registrable Securities, in accordance with the terms of a Subscription Agreement (the “Subscription Agreement”) between Sterling and the Investor(s) named therein. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Subscription Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a) Full Legal Name of Selling Securityholder

(b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c) Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3. Beneficial Ownership of Registrable Securities:

Type and Number of Shares of Registrable Securities beneficially owned1 and purchased pursuant to the Subscription Agreement:

Common Stock[2]:

Series D Preferred Stock:

4. Broker-Dealer Status:

(a) Are you a broker-dealer?

Yes  ☐             No  ☐

[1]

Securities “beneficially owned” would include securities held by you for your own benefit, whether in bearer form or registered in your own name or otherwise (regardless of whether or how they are registered), such as, for example, securities held for you by custodians, brokers, relatives, executors, administrators or trustees, and securities held for your account by pledgees, securities owned by a partnership in which you are a member, and securities owned by any corporation which is or should be regarded as a personal holding corporation of yours. You are also considered to be the beneficial owner of a security if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise have or share: (1) voting power, which includes the power to vote, or to direct the voting of, such security or (2) investment power, which includes the power to dispose, or to direct the disposition, of such security. You are also the beneficial owner of a security if you, directly or indirectly, create or use a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting yourself of beneficial ownership of a security or preventing the vesting of such beneficial ownership. Finally, you are deemed to be the beneficial owner of a security if you have the right to acquire beneficial ownership of such security at any time within sixty days, including but not limited to any right to acquire (a) through the exercise of any option, warrant or right, (b) through the conversion of a security, (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

[2]	For this item, do not include shares of Common Stock beneficially owned solely by virtue of owning the Series D Preferred Stock

82

Note: If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b) Are you an affiliate of a broker-dealer?

Yes  ☐             No  ☐

(c) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐             No  ☐

Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Securities of the Company Other than the Registrable Securities Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7. Please fill in the table below as you would like it to appear in the Registration Statement. Include footnotes where appropriate.

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering[3]	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering

Name of Selling Shareholder	Number of Shares of Series D Preferred Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Series D Preferred Stock to be Sold Pursuant to this Prospectus	Number of Shares of Series D Preferred Stock Beneficially Owned After Offering

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

[3]	Do not include shares of Common Stock beneficially owned solely by virtue of owning the Series D Preferred Stock

PLEASE (1) FAX OR EMAIL A COPY OF THE COMPLETED AND EXECUTED

NOTICE AND QUESTIONNAIRE, AND (2) RETURN THE ORIGINAL BY

OVERNIGHT MAIL, TO:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94040

Attn: Caroline Perry

Facsimile: (650) 752-3662

Email: sterlingdocs@davispolk.com